PINEDALE CORRIDOR, LP

$41,000,000

6.50% Senior Secured Notes due December 29, 2022

______________

SECOND AMENDED AND RESTATED TERM CREDIT AGREEMENT

AND

NOTE PURCHASE AGREEMENT

______________

Dated December 29, 2017

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TABLE OF CONTENTS
SECTION 1.AUTHORIZATION OF NOTES    2
SECTION 2.ISSUANCE OF NOTES    2
SECTION 3.CLOSING    2
Section 3.1.Closing    2
Section 3.2.Structuring Fee    3
SECTION 4.CONDITIONS TO CLOSING    3
Section 4.1.Representations and Warranties    3
Section 4.2.Performance; No Default    3
Section 4.3.Compliance Certificates    3
Section 4.4.Opinions of Counsel    4
Section 4.5.Purchase Permitted By Applicable Law, Etc    4
Section 4.6.Acquisition of Equity Interests    4
Section 4.7.Payment of Special Counsel Fees    4
Section 4.8.Private Placement Number    4
Section 4.9.Changes in Corporate Structure    4
Section 4.10.Funding Instructions    5

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Section 4.11.Proceedings and Documents    5
Section 4.11.Collateral Agency Agreement; Assignment Documents    5
Section 4.11.Mortgaged Property Documents    5
Section 4.11.Updated Title Opinions; Title Policy    5
SECTION 5.REPRESENTATIONS AND WARRANTIES OF THE COMPANY    5
Section 5.1.Corporate Authority, Etc.    5
Section 5.2.Approvals    6
Section 5.3.Title to Properties; Leases    7
Section 5.4.Reserved    7
Section 5.5.Reserved    7
Section 5.6.Franchise, Patents, Copyrights, Etc.    7
Section 5.7.Litigation    7
Section 5.8.No Materially Adverse Contacts, Etc.    7
Section 5.9.Compliance with Organization Documents, Other Instruments, Laws Etc.    7
Section 5.10.Tax Status    7
Section 5.11.No Event of Default    8

5.12.	Investment Company Act; Public Utility 8

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Section 5.13. Separateness; Special Representations and Covenants Relating to the Company    8
Section 5.14.Setoff, Etc.    9
Section 5.15.Certain Transactions    9
Section 5.16.Employee Benefit Plans    10
Section 5.17.Regulations T, U and X    10
Section 5.18.Environmental Compliance    10
Section 5.19.Note Documents    12
Section 5.20.Mortgaged Properties    12
Section 5.21.Reserved    14
Section 5.22.Brokers    14
Section 5.23.Ownership    14
Section 5.24.OFAC    14
Section 5.25.No Fraudulent Intent    14
Section 5.26.Reserved    14
Section 5.27.Solvency    14
Section 5.28.No Bankruptcy Filing    15
Section 5.29.Other Debt    15
Section 5.30.Private Offering by the Company    15

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SECTION 6.REPRESENTATIONS OF THE PURCHASERS    16
Section 6.1.Purchase for Investment    16
Section 6.2.Reserved    16
SECTION 7.COLLATERAL SECURITY; OPERATING ACCOUNT    16
Section 7.1.Collateral    16
Section 7.2.Operating Account    16
SECTION 8.PAYMENT AND PREPAYMENT OF THE NOTES    17
Section 8.1.Required Prepayments; Maturity    17
Section 8.2.Optional Prepayments with Make-Whole Amount    17
Section 8.3.Reserved    17
Section 8.4.Allocation of Partial Prepayments    17
Section 8.5.Maturity; Surrender, Etc.    18
Section 8.6.Purchase of Notes    18
Section 8.7.Make-Whole Amount    18
Section 8.8.Payments Due on Non-Business Days    19
SECTION 9.AFFIRMATIVE COVENANTS.    20

9.1.	Punctual Payment 20

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Section 9.2.Maintenance of Office    20
Section 9.3.Records and Accounts    20
Section 9.4.Financial Statements, Certificates and Information    20
Section 9.5.Notices    21
Section 9.6.Existence; Maintenance of Properties    23

9.7.	Insurance 23
Section 9.8.Taxes    24
Section 9.9.Inspection of Mortgaged Properties and Books    24
Section 9.10.Compliance with Laws, Contracts, Licenses, and Permits    24

9.11.	Subsidiaries 25
Section 9.12.Further Assurances    25
Section 9.13.Plan Assets    25
Section 9.8.Registered Servicemark    25
Section 9.8.BLM Approval, Title Policy    25
SECTION 10.NEGATIVE COVENANTS.    26
Section 10.1.Restriction on Indebtedness    26
Section 10.2.Restrictions on Liens, Etc.    26
Section 10.3.Restrictions on Investments    27

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Section 10.4.Merger, Consolidation    28
Section 10.5.Sale and Leaseback    28
Section 10.6.Compliance with Environmental Laws.    28
Section 10.7.Distributions    29
Section 10.8.Asset Sales    29
Section 10.9.Negative Pledges, Restrictive Agreements, Etc.    30
Section 10.10.Organizational Documents    30
Section 10.11.Affiliate Transactions    30
Section 10.12.Management Fees, Expenses, Etc.    30
Section 10.13.Ultra Lease    31
Section 10.14.Reserved    31
Section 10.15.Corporate Financial Covenants    31
Section 10.16.Economic Sanctions, Etc    32
SECTION 11.EVENTS OF DEFAULT    32
SECTION 12.REMEDIES ON DEFAULT, ETC.    35
Section 12.1.Acceleration    35
Section 12.2.Other Remedies    35
Section 12.3.Rescission    35

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Section 12.4.No Waivers or Election of Remedies, Expenses, Etc.    36
Section 12.5.Distribution of Collateral Proceeds    36
Section 12.6.CORR Default Remedies    36
SECTION 13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES    36
Section 13.1.Registration of Notes    36
Section 13.2.Transfer and Exchange of Notes    37
Section 13.3.Replacement of Notes    37
SECTION 14.PAYMENTS ON NOTES    38
Section 14.1.Place of Payment    38
Section 14.2.Payment by Wire Transfer    38
Section 14.3.FATCA Information    38
SECTION 15.EXPENSES, ETC.    39
Section 15.1.Transaction Expenses    39
Section 15.2.Certain Taxes    39
Section 15.3.Survival    40
SECTION 16.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT    40

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SECTION 17.AMENDMENT AND WAIVER    40
Section 17.1.Requirements    40
Section 17.2.Solicitation of Holders of Notes    40

17.3.	Binding Effect, Etc. 41
Section 17.4.Notes Held by Company, Etc.    41

18.	NOTICES 42

19.	REPRODUCTION OF DOCUMENTS 42

20.	CONFIDENTIAL INFORMATION 42

21.	SUBSTITUTION OF PURCHASER 43

22.	MISCELLANEOUS 44
Section 22.1.Successors and Assigns    44
Section 22.2.Accounting Terms    44
Section 22.3.Severability    44
Section 22.4.Construction, Etc.    44
Section 22.5.Counterparts    45
Section 22.6.Governing Law    45
Section 22.7.Jurisdiction and Process; Waiver of Jury Trial    45

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Section 22.8.Transaction References    46
Section 22.9.Effectiveness of Amendment and Restatement; No Novation    46
Section 22.10.Compliance with Ultra Lease    47

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SCHEDULE A        —    Defined Terms

SCHEDULE 1        —    Form of Series A Note

SCHEDULE 2        —    Mortgaged Property Documents

SCHEDULE 3        —    Mortgaged Properties

SCHEDULE 5.7        —    Litigation

SCHEDULE 5.10        —    Tax Audits

SCHEDULE 5.13	— Deposit Accounts

SCHEDULE 5.15        —    Transactions with Affiliates

SCHEDULE 5.20(f)    —    Unresolved Real Estate Claims or Disputes

SCHEDULE 5.20(g)    —    Material Real Estate Agreements

SCHEDULE 5.22        —    Brokers

SCHEDULE 5.29        —    Existing Indebtedness

SCHEDULE 9.4        —    Compliance Certificate

PURCHASER SCHEDULE —    Information Relating to Purchasers

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PINEDALE CORRIDOR, LP
1100 WALNUT, SUITE 3350,
KANSAS CITY, MISSOURI 64106

6.50% Senior Secured Notes due December 29, 2022

December 29, 2017

TO EACH OF THE PURCHASERS LISTED IN
THE PURCHASER SCHEDULE HERETO:
Ladies and Gentlemen:

Reference is made to that certain Term Credit Agreement, dated as of December 7, 2012, as amended and restated by that certain Amended and Restated Term Credit Agreement, dated as of December 14, 2012, by and among Pinedale Corridor, LP, a Delaware limited partnership (the “Company”), as borrower, the lenders party thereto (the “Original Lenders”) and KeyBank National Association (“KeyBank”), as administrative agent for the Original Lenders (the “Agent”; and such Agreement as further amended, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”). To secure the obligations of the Company under the Original Credit Agreement, the Company and CorEnergy Infrastructure Trust, Inc. (“CORR”) entered into the Security Documents (as defined herein) with the Agent.
As of March 30, 2016, (a) the Original Lenders sold and assigned to CORR and The Prudential Insurance Company of America (“Prudential”), and CORR and Prudential purchased and assumed from the Original Lenders, all of the Original Lenders’ rights and obligations as lenders under the Original Credit Agreement and any other documents or instruments delivered pursuant thereto, (b) KeyBank resigned as Agent under the Original Credit Agreement, (c) CORR was appointed as successor Agent thereunder, and (d) KeyBank, as former Agent, assigned all of its right, title and interest under the Security Documents to CORR, as successor Agent and, in the case of the Pledge and Agreement (as defined herein), to Prudential as Co-Assignee.
Concurrently with the execution and delivery of this Second Amended and Restated Term Credit Agreement and Note Purchase Agreement (this “Agreement” or the “Note Purchase Agreement”), (a) CORR and Prudential are selling and assigning to the Purchasers other than Prudential, and such Purchasers are purchasing and assuming from CORR, all of CORR’s rights and obligations as a Lender under the Original Credit Agreement and any other documents or instruments delivered pursuant thereto, (b) Prudential is selling and assigning to PAR U Hartford Life & Annuity Comfort Trust (“PAR U”), and PAR U is purchasing and assuming from Prudential, a portion of Prudential’s rights and obligations as a Lender under the Original Credit Agreement and any other documents or instruments delivered pursuant thereto, (c) CORR is resigning as Agent under the Original Credit Agreement, (d) PGIM, Inc. is being appointed as Collateral Agent (the “Collateral Agent”) in respect of the Collateral (as defined herein), and (e) CORR, as former Agent, and Prudential, as Co-Assignee of the Pledge and Agreement, are assigning all of their respective right, title and interest under the Security Documents to the Collateral Agent pursuant to the Assignment Documents (as defined herein).
The Company agrees with each of the Purchasers to further amend and restate the Original Credit Agreement as follows:

SECTION 1.	AUTHORIZATION OF NOTES .
To evidence and consolidate (a) the loans advanced to the Company under the Original Credit Agreement and purchased by Prudential from the Original Lenders as of March 30, 2016 in the current principal amount of $7,367,039.25, (b) the loans advanced to the Company under the Original Credit Agreement and purchased by the Purchasers from CORR on the date hereof in the current principal amount of $31,509,157.32, and (c) an additional loan which the Purchasers agree to advance hereunder to the Company on the date hereof in the principal amount of $2,123,803.43, the Company will authorize the issue and sale of $41,000,000 aggregate principal amount of its 6.50% Senior Secured Notes, Series A, due December 29, 2022 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. The Notes shall be issued and sold in replacement of and substitution for the promissory notes previously issued by the Company to CORR and Prudential under the Original Credit Agreement to evidence the Obligations thereunder (the “Original Notes”). The Notes shall not constitute a novation or a termination of the Obligations under the Original Notes or the Original Credit Agreement, but shall constitute a restatement of such Obligations, except as amended and modified by the Notes.
Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2.	ISSUANCE OF NOTES .
Subject to the terms and conditions of this Agreement, the Company will issue to the Purchasers at the Closing provided for in Section 3, Notes or replacement Notes in the aggregate principal amount of $41,000,000. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING .
Section 3.1.    Closing     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bryant Rabbino LLP, 1180 Avenue of the Americas, Suite 610, New York, New York 10036, at 11:00 a.m., New York City time, at a closing (the “Closing”) on the date hereof. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against (a) delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number XXXXXXXXXX at Regions Bank, 8182 Maryland Ave, Clayton, Missouri 63105, ABA No. XXXXXXXXX, Account name: Pinedale Corridor, LP (Reference: Pinedale Refinance), and (b) surrender of the Original Notes to the Company for cancellation. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.
Section 3.2.    Structuring Fee. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, on the date hereof, the Company will pay to the Purchasers on the Closing Date in immediately available funds a fee in the aggregate amount of $102,500.00.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing, except for such representations and warranties that are made as of a specific date, which shall be correct as of that date.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes at the Closing, no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since December 31, 2016 that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3.    Company Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Closing Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from (i) Husch Blackwell LLP, special counsel for the Company, and (ii) Dray, Dyekman, Reed & Healey, P.C., special Wyoming counsel for the Company, covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Bryant Rabbino LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the Closing Date such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Acquisition of Equity Interests.      The acquisition by CORR or its wholly-owned Subsidiary of all of the equity interests in the Company formerly owned by Ross Avenue Investments LLC and subsequently transferred to Prudential shall, concurrently with the Closing, have been fully consummated.
Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes of the applicable Series.

Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the Company’s most recent financial statements provided to the Purchasers.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, (iv) the name, telephone number and e-mail of a bank contact and (v) the name and telephone number of a contact at the Company.
Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12.    Collateral Agency Agreement; Assignment Documents. The Purchasers and the Collateral Agent shall have received duly executed counterparts of the Collateral Agency Agreement and the Assignment Documents, each in form and substance satisfactory to the Purchasers and the Collateral Agent, and the Collateral Agency Agreement and the Assignment Documents shall be in full force and effect.
Section 4.13.    Mortgaged Property Documents.      The Mortgaged Property Documents for each Mortgaged Property shall have been delivered to the Collateral Agent at the Company’s expense, granting the Collateral Agent a first-priority Lien on the Mortgaged Properties, subject only to Permitted Liens. The Company shall have paid to the Collateral Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Collateral Agent or the Purchasers reasonably determine to be payable as a result of the purchase and sale of the Notes or the recording of any Mortgaged Property Documents to any state or any county or municipality thereof in which any of the Mortgaged Properties are located.
Section 4.14    Updated Title Opinions; Title Policy.      The Purchasers and the Collateral Agent shall have received (i) current title opinions with respect to the Mortgaged Properties other than the Fee Easement Property in form and substance reasonably satisfactory to each Purchaser and the Collateral Agent, and (ii) a commitment in form and substance reasonably acceptable to each Purchaser and the Collateral Agent for the endorsement of the Title Policy with respect to the Fee Easement Property required pursuant to Section 9.15(b).

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY .
The Company represents and warrants and, to the extent set forth in certain Sections, covenants to each Purchaser as follows.
Section 5.1.    Corporate Authority, Etc.
(a)Organization; Good Standing. The Company is a Delaware limited partnership duly organized pursuant to its certificate of limited partnership filed with the Secretary of State of Delaware and is validly existing under the laws of the State of Delaware. The Company (i) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (ii) is duly authorized to do business in the State of Wyoming and in each other jurisdiction where a failure to be so authorized in such other jurisdiction could reasonably be expected to have a Material Adverse Effect. Pinedale GP is a Delaware corporation duly organized pursuant to its articles of incorporation filed with the Secretary of State of Delaware and is validly existing under the laws of the State of Delaware.
(b)Subsidiaries. The Company does not have any Subsidiaries.
(c)Authorization The execution, delivery and performance of this Agreement and the other Note Documents to which the Company is or becomes a party and the transactions contemplated hereby and thereby (i) are within the authority of the Company, (ii) have been duly authorized by all necessary proceedings on the part of the Company, (including any required the Company partner approval), (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, except for such conflicts or breaches that, individually and the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the Organizational Documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, the Company or any of its properties or to which the Company is subject, except for such conflicts or defaults that, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (v) do not and will not result in or require the imposition of any Lien or other encumbrance on any of the properties, assets or rights of the Company except for the Liens and security title granted by the Note Documents.
(d)Enforceability The execution and delivery of this Agreement and the other Note Documents to which the Company is or becomes a party are valid and legally binding obligations of the Company enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
Section 5.2.    Approvals. The execution, delivery and performance by the Company of this Agreement and the other Note Documents to which it is or becomes a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Governmental Authority or other Person or the authorization, consent or approval of, or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.
Section 5.3.    Title to Properties; Leases. The Company owns all of its assets (including the LGS Assets), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, the Company has good and marketable fee simple or leasehold title to all real and personal property reasonably necessary for the operation of its business in whole, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens.
Section 5.4.    Reserved.
Section 5.5.    Reserved.
Section 5.6.    Franchise, Patents, Copyrights, Etc.. The Company possesses all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others except where the failure to so possess could not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. The LGS Assets are not owned under or by reference to any registered or protected trademark, tradename, servicemark or logo.
Section 5.7.    Litigation. As of the Closing Date, except as described on Schedule 5.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or to the Company’s Knowledge, threatened, against the Company or any of the Mortgaged Properties before any court, tribunal, administrative agency or board, mediator or arbitrator that, if adversely determined, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

As of the Closing Date, there are no judgments outstanding against or affecting the Company or any of the Collateral.
Section 5.8.    No Materially Adverse Contracts, Etc. The Company is not a party to any mortgage, indenture, or other material contract or agreement or other instrument that has had or is reasonably expected, in the judgment of the members, partners or officers of the Company, to have a Material Adverse Effect.
Section 5.9.    Compliance with Organizational Documents, Other Instruments, Laws, Etc. The Company is not in violation of any provision of its Organizational Documents, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Company.
Section 5.10.    Tax Status. The Company (a) has made or filed all federal and all other material tax returns, reports and declarations, if any, required by any jurisdiction to which it is subject, except to the extent the Company has obtained a valid extension of the deadline to file such return, (b) has paid all material taxes and other material governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, if applicable or required. There are no unpaid taxes or assessments in any material amount claimed to be due by the taxing authority of any jurisdiction or pursuant to any private agreement except for those that are being contested as permitted by this Agreement. As of the Closing Date, except as set forth on Schedule 5.10 hereto, the Company has not been audited, or has knowledge of any pending audit, by the Internal Revenue Service or any other taxing authority.
Section 5.11.    No Event of Default. No Default or Event of Default has occurred and is continuing.
Section 5.12.    Investment Company Act; Public Utility.     The Company is not an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940. The Company is not a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935. The Company is not a utility nor otherwise subject to regulation by the Wyoming Public Utilities Commission, the Federal Regulatory Commission or any similar federal, state, tribal or local agency or governmental body.

Section 5.13.    Separateness; Special Representations and Covenants Relating to the Company.     (a)     Purpose. The only business that the Company conducts or will conduct will be (i) acquiring, owning and holding the LGS Assets, (ii) entering into the Ultra Lease; (iii) entering into the Note Documents, (iv) pledging all of the Collateral that it owns as collateral for the Notes, and (v) transacting any and all lawful business under the laws of the state of its organization that is incident, necessary and appropriate to accomplish the foregoing and appropriate or necessary to its status as a Subsidiary of a public company.
(b)    Financial Statements. The Company has and will have its own separate financial statement, provided however, that the Company’s assets may be included in a consolidated financial statement of CORR if inclusion on such a consolidated statement is required to comply with the requirements of GAAP, provided, further, that (a) such consolidated financial statement shall contain a footnote to the effect that the Company’s assets are owned by the Company and that the assets are being included on the financial statement of CORR solely to comply with the requirements of GAAP and (b) such assets shall be listed on the Company’s own separate balance sheet.
(c)    Tax Return. The Company is and will be treated as a disregarded entity or pass-through entity for Federal income tax purposes, with all items of income, gain, loss and expenses of the Company being treated as though earned or incurred by CORR.
(d)    Separateness. The Company has, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person, shall endeavor to correct any known misunderstanding regarding its status as a separate entity, shall conduct and operate its business in its own name and shall not identify itself or any of its Affiliates as a division or part of the other.
(e)    Overhead. The Company has and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate thereof, including paying for office space and services performed by any employee of an Affiliate; provided, however, that (i) such overhead expenses allocable to the Company shall not exceed $50,000 on annual basis, and (ii) the Company shall not pay any management fee to Corridor.
(f)    Liabilities and Expenses. Schedule 5.13 identifies all deposit and securities accounts in the name of the Company, including, for each such account, the name on the account, the account number, the type of account, the name and address of the financial institution at which the account is located, and the sources and uses of funds contained in such account. The Company has and will pay its own liabilities and expenses out of its own funds drawn on its own bank account.
(g)    Adequate Capital. The Company has and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
(h)    Separateness of Assets. The Company (a) has and will (i) maintain all of its bank accounts separate from any other Person, (ii) hold all of its assets in its own name, and (iii) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other entity; and (b) has not and will not commingle its funds or other assets with those of any other Person.
(i)    Guarantees. The Company has not and will not hold itself out as being responsible for the debts or obligations of any other Person, or hold out its credit as available to satisfy the obligations of any other Person, other than reimbursement and indemnity obligations incurred in the ordinary course of business.
(j)    Corporate Formalities. The Company has and will hold regular meetings, as appropriate, to conduct its business in the ordinary course, and the Company has done and will do all things necessary to observe all customary organizational and operational formalities and record keeping and to preserve its existence. The Company has and will maintain all of its books and records separate from those of any other Person and will maintain separate telephone numbers, stationery, invoices and checks.
(k)    Bankruptcy. The Company will not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.
(l)    Reserved.
Section 5.14.    Setoff, Etc. The Company and CORR, as applicable, are the owners of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Mortgage and other Permitted Liens.
Section 5.15.    Certain Transactions. Except as set forth in Schedule 5.15 hereto or as otherwise permitted pursuant to Section 10.11, none of the partners, members, officers, trustees, directors, or employees of the Company is a party to any transaction with any of their Affiliates or their partners, members, employees, officers, trustees and directors (other than employment and severance agreements relating to services as partners, members, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Affiliate, partner, member, officer, trustee, director or such employee or, to the Company’s Knowledge, any limited liability company, corporation, partnership, trust or other entity in which any Affiliate, partner, member, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee, partner or member.
Section 5.16.    Employee Benefit Plans. The Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Neither the Company nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, (b) failed to make any contribution or payment to any Guaranteed Pension Plan, or made any amendment to any Guaranteed Pension Plan, which has resulted in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the assets of the Company constitute a Plan Asset.

Section 5.17.    Regulations T, U and X. No proceeds of any Note is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. the Company is not engaged, and will not engage, principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

Section 5.18.    Environmental Compliance    . The Company has delivered to the Purchasers and the Collateral Agent true and complete copies of all written environmental site assessment reports and environmental impact statements in the possession of or made available to the Company with respect to the Mortgaged Properties (collectively, the “Environmental Reports”) and makes the following representations and warranties:
(b)    Except as disclosed in the Environmental Reports, to the Company’s Knowledge, the Company is not in material violation, or alleged material violation at the Mortgaged Properties of any applicable judgment, decree, code, order, law, rule of common law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any applicable state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter “Environmental Laws”). To the Company's Knowledge, any violation reflected in the Environmental Reports involving any of the Mortgaged Properties would not reasonably be expected to have a Material Adverse Effect.
(c)    Except as disclosed in the Environmental Reports, to the Company’s Knowledge, neither the Company nor any Ultra Entity has received written notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at, on or under the Mortgaged Properties for which a federal, state or local agency or other third party has conducted or has ordered that the Company or any Ultra Entity conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.
(d)    (i) To the Company’s Knowledge, except as disclosed in any Environmental Reports, (1) no portion of the Mortgaged Property has been used by the Company or any Ultra Entity as a landfill or for dumping or for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws, and (2) no underground tank for Hazardous Substances has been operated by the Company or any Ultra Entity on the Mortgaged Property except in material compliance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Company or any Ultra Entity, no Hazardous Substances have been generated or are being used on any Mortgaged Property except in the ordinary course of business and in material compliance with applicable Environmental Laws; (iii) to the Company’s Knowledge, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) of Hazardous Substances on, upon, into or from any Mortgaged Property, which Release could reasonably be expected to have a Material Adverse Effect; (iv) to the Company’s Knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any Mortgaged Property which, through soil or groundwater contamination, may have come to be located on, and which could reasonably be expected to have a Material Adverse Effect; and (v) to the Company’s Knowledge, any Hazardous Substances that have been generated on any Mortgaged Property by the Company or any Ultra Entity have been transported off-site, treated and disposed of in material compliance with applicable Environmental Laws.
(e)    To the Company's Knowledge and except as has been or will be concurrently herewith completed, neither the Company nor any Mortgaged Property is subject to any applicable Environmental Law requiring the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby.
(f)    This Section 5.18 shall set forth the sole and exclusive representations and warranties made by the Company with regard to Environmental Laws, Hazardous Substances, or any other environmental, health or safety matter.

Section 5.19.    Note Documents. All of the representations and warranties of the Company made in this Agreement and the other Note Documents, as applicable, or any document or instrument delivered by the Company to the Purchasers pursuant to or in connection with any of such Note Documents are true and correct in all material respects as of the date specified therein or thereon or the date delivered, as applicable, and the Company has not failed to disclose such information as is necessary to make such representations and warranties not misleading. The information, reports, financial statements, exhibits and schedules (excluding projections which have been proposed in good faith) furnished by the Company to the Purchasers in connection with the negotiation, preparation or delivery of this Agreement and the other Note Documents or included herein or therein or delivered pursuant hereto or thereto (collectively, the “Disclosure Documents”), do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. All written information furnished after the date hereof by the Company to the Purchasers in connection with this Agreement and the other Note Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect and shall not omit to state any material fact necessary to make the statements herein or therein not misleading, or (in the case of projections) based on reasonable estimates, in each case, on the date as of which such information is stated or certified; it being recognized by the Purchasers that any projections and forecasts provided by the Company are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company.

Section 5.20.    Mortgaged Properties. The Company makes the following representations and warranties concerning each Mortgaged Property:
(b)    No Required Mortgaged Property Consents, Permits, Etc. The Company has not received any written notice of, has no Knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities) required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property for its current use including, without limitation, its use by Ultra Wyoming under the Ultra Lease (hereinafter referred to as the “Project Approvals”), which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No Project Approvals will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Mortgage. There are no outstanding suits, orders, decrees or judgments relating to building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof, which, if adversely determined, either singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(c)    No Violations. The Company has not received notice of, and has no Knowledge of, any violation of any applicable Requirements, Project Approvals or any other restrictions or agreements by which the Company or the Mortgaged Property is bound which violation, either singly or in the aggregate with other such violations, could reasonably be expected to have a Material Adverse Effect.
(d)    Insurance. The Company has not received any written notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies in all material respects with the requirements of all of the Company’s insurance carriers.
(e)    Real Property and other Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof, including, without limitation, any payments in lieu of taxes, which are payable by the Company (except only real estate or other taxes or assessments that are not yet delinquent or subject to any penalties, interest or other late charges, or are being contested as permitted under this Agreement, or which have been adequately reserved against in accordance with GAAP). There are no unpaid or outstanding annual or other periodic fees or rents or gross receipts, rent or sales taxes payable with respect to the use and operation of the Mortgaged Property which are past due and payable. No abatement proceedings are pending with reference to any real estate taxes or private assessments assessed against the Mortgaged Property. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and the Company has not received any written notice of any such special assessment being contemplated.
(f)    Eminent Domain; Casualty. As of the Closing Date, there are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the Company’s Knowledge, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property nor any part thereof is, as of the Closing Date, materially damaged or injured as a result of any fire, explosion, accident, flood or other casualty.
(g)    Unresolved Real Estate Disputes. Except as may be disclosed to the Purchasers or on Schedule 5.20(f), there are no unresolved claims or disputes relating to access to any material portion of the Mortgaged Property that could reasonably be expected to have a material adverse effect on the intended use of such Mortgaged Property by the Company, or otherwise have, either singly or in the aggregate, a Material Adverse Effect.
(h)    Material Real Property Agreements; No Options. Except as set forth in Schedule 5.20(g), there are no material agreements pertaining to the management or operation of the Mortgaged Property other than as described in this Agreement and the Ultra Lease; and except for rights granted pursuant to the Ultra Lease, no person or entity has any right of first refusal, right of first offer or other option to acquire the Mortgaged Property or any portion thereof or interest therein. Each reaffirmation of the representation and warranty contained in this sub-paragraph (g) shall take into account the most recent update of Schedule 5.20(g) delivered to the Purchasers and the Collateral Agent pursuant to Section 9.4(g) and shall be deemed reaffirmed as of the most recent date any update to said Schedule 5.20(g) was required to have been delivered to the Purchasers and the Collateral Agent pursuant to Section 9.4(g), whether or not any such update is so delivered.

Section 5.21.    Reserved.

Section 5.22.    Brokers        Except as disclosed on Schedule 5.22 hereto, the Company has not engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Notes contemplated hereunder.

Section 5.23.    Ownership        As of the Closing Date, and after giving effect to the transactions contemplated by the Purchase Agreement, dated December 4, 2017, between Prudential, as seller, and CORR, as purchaser, the Equity Interests in (i) the Company are owned solely by Pinedale GP and Pinedale LP, and (ii) Pinedale GP and Pinedale LP are owned solely by CORR. As of the Closing Date, except for the Equity Investors Agreement, there are no (a) outstanding rights to purchase, options, warrants or similar rights pursuant to which the Company may be required to issue, sell, repurchase or redeem any of its Equity Interests or (b) voting rights agreements with respect to such Equity Interests. The Equity Interests in the Company are fully paid and non-assessable and are owned by Pinedale GP and Pinedale LP, free and clear of all Liens. The Equity Interests in Pinedale GP are fully paid and non-assessable and are owned by CORR, free and clear of all Liens other than Liens in favor of the Collateral Agent.

Section 5.24.    OFAC    .     The Company is not (nor will be) a person with whom any Purchaser is restricted from doing business by OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, the Company hereby agrees to provide any Purchaser with any additional information that such Purchaser deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

Section 5.25.    No Fraudulent Intent.     Neither the execution and delivery of this Agreement or any of the other Note Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Company with or as a result of any actual intent by the Company to hinder, delay or defraud any entity to which is now or will hereafter become indebted.

Section 5.26.    Reserved.

Section 5.27.    Solvency.     As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Note Documents, including the issuance and sale of the Notes, with respect to the Company, (a) the fair value of its assets on a going concern basis is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it will be able to pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business (taking into account all available financing options), (d) it does not intend to, and do not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

Section 5.28.    No Bankruptcy Filing.     The Company is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and to the Company’s Knowledge, no Person is contemplating the filing of any such petition against the Company.

Section 5.29.    Other Debt.     Except as described therein, Schedule 5.29 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of September 30, 2017 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default (after giving effect to applicable grace periods) in the payment of any Indebtedness or the terms of any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or other lease to which it is a party which default, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company does not have any Material liabilities that are not disclosed in the Disclosure Documents. The Company is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other Indebtedness or obligation of the Company. Nothing in this Section 5.29 shall alter or affect the provisions of Section 10.1.

Section 5.30.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than ten other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Reserved.

SECTION 7.	COLLATERAL SECURITY; OPERATING ACCOUNT
Section 7.1.    Collateral. The Obligations shall be secured by (i) a perfected lien or security title and security interest to be held by the Collateral Agent in the Mortgaged Properties and certain personal property of the Company related to the Mortgaged Properties, pursuant to the terms of the Mortgage, (ii) a perfected security interest in favor of the Collateral Agent in the personal property assets of the Company pursuant to the Security Agreement, (iii) a perfected security interest to be held by the Collateral Agent in the Ultra Lease and the Ultra Lease Guaranty pursuant to the Assignment of Lease and Guaranty, and in the Purchase Agreement and the Purchase Agreement Guaranty pursuant to the Collateral Assignment of Purchase Agreement, (iv) a perfected security interest to be held by the Collateral Agent in each Pledged Deposit Account and all monies, instruments and investments from time to time held therein, (v) a perfected pledge of and security interest to be held by the Collateral Agent in all issued and outstanding Equity Interests held by CORR in Pinedale GP and Pinedale LP pursuant to the Pledge and Security Agreement, and (vi) such additional collateral, if any, as the Company may agree to grant to the Collateral Agent from time to time as security for the Obligations. All such liens or security interests shall be prior and superior in right to any other Person except Permitted Liens having priority by operation of law. The Company agrees that all hereafter acquired assets that are added to and become part of the LGS Assets shall be included in the Mortgaged Properties and/or other portions of the Collateral. The Company shall execute such amendments to the Security Documents and/or additional Security Documents as Collateral Agent may require in order to add such additional assets to the Collateral.
Section 7.2.    Operating Account.

(a)    Establishment of Account. The Company shall direct Ultra LGS (and any other Lessee) to make all payments under the Ultra Lease (including, without limitation, “Base Rent” and “Level 1A Default Payments (as such terms are defined in the Ultra Lease)) by wire transfer or by automated clearing house transfer (“ACH”) of immediately available funds for the account of the Company to account number XXXXXXXXXX at Regions Bank, Clayton, Missouri (the “Operating Account”).
(b)        Disposition of Funds in Operating Account. Payment of interest, principal and Make-Whole Amount on the Notes shall be made directly from the Operating Account by wire or ACH transfer initiated by the Company to the holders of Notes on the day such payments become due and payable.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Required Prepayments; Maturity. On January 8, 2018 and on the fifth Business Day of each month thereafter to and including December 8, 2022, the Company will prepay $294,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3 or partial purchase of the Notes pursuant to Section 8.6 (provided Section 8.6 has been amended pursuant to Section 17.1(c) to permit purchases of the Notes), the principal amount of such prepayment shall be applied in reduction of the remaining principal amount of the Notes, first, to reduce the principal amount payable on the Maturity Date, and second, to reduce the principal amount of the required prepayments of the Notes becoming due under this Section 8.1, in inverse order of the maturities of such required prepayments.
As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time (other than as is required under Section 8.1) any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Responsible Person as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Responsible Person specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Reserved.
Section 8.4.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1, Section 8.2 or Section 8.3, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.5.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.6.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.7.    Make-Whole Amount    .
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Sections 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.8.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.	AFFIRMATIVE COVENANTS.
The Company covenants and agrees that, so long as any Notes or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) is outstanding:
Section 9.1.    Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal of, interest on and Make-Whole Amount, if any, with respect to the Notes and all fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Note Documents.

Section 9.2.    Maintenance of Office. The Company will maintain its chief executive office at 1100 Walnut, Suite 3350, Kansas City, Missouri 64106, or at such other place in the United States of America as the Company shall designate upon at least ten (10) days (or such lesser number of days as is acceptable to the Collateral Agent) prior written notice to the Collateral Agent, where notices, presentations and demands to or upon the Company, Pinedale GP and CORR in respect of the Note Documents may be given or made. The Company agrees that, in the event of any such change, it will execute and deliver such amendments and other documents as the Collateral Agent may reasonably request to maintain Collateral Agent’s perfected Lien on the Collateral.
Section 9.3.    Records and Accounts. The Company will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, as revised from time to time. The Company shall not, without the prior written consent of the Required Holders, make any material change to the accounting procedures used by it in preparing the financial statements and other information described in Section 9.4 except as required by law or as required by GAAP. The Company will not change its fiscal year except as approved by the Required Holders in writing.

Section 9.4.    Financial Statements, Certificates and Information. The Company will deliver to the Purchasers and the Collateral Agent:
(b)    not later than one hundred (100) days after the end of each fiscal year of the Company the audited financial statements of the Company required under Section 8.3(a)(i) of the Partnership Agreement;
(c)    not later than sixty (60) days after the end of each fiscal quarter of the Company (except for the fourth fiscal quarter in each year), copies of the balance sheet of the Company as of the end of such quarter, and the related statements of income, changes in capital and cash flows for the portion of the Company’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (other than the inclusion of footnotes); together with a certification by the Principal Accounting Officer of the Company that the information contained in such financial statements fairly presents, in all material respects, the financial position of the Company on the date thereof (subject to year‑end adjustments);
(d)    simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 9.4, a statement (a “Compliance Certificate”) certified by the Principal Accounting Officer of the Company in the form of Schedule 9.4 hereto (or in such other form as the Purchasers may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10.15 and the other covenants described therein;
(e)    concurrently with the delivery of the financial statements described in subsections (a) and (b) of this Section 9.4, a certificate signed by the Principal Accounting Officer of the Company to the effect that, having read this Agreement, and based upon an examination which such officer deems sufficient to enable such officer to make an informed statement, such officer is not aware of any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;
(f)    reserved;
(g)    not later than March 1 of each year during the term of the Notes, the budget for the Company for such calendar year. Such budget shall be in form reasonably satisfactory to the Purchasers, and shall be submitted to the Purchasers together with a narrative description of the assumptions upon which the budget is based and such other information as any Purchaser may request;
(h)    simultaneously with the delivery of the Compliance Certificate referred to in subsection (c) of this Section 9.4, an updated Schedule 5.20(g) reflecting the addition or the expiration or termination of any material agreements described in Section 5.20(g) or a certification from the Company that there have been no changes in that Schedule; and
(i)    from time to time such other financial data and information pertaining to the Company, the LGS Assets and the Mortgaged Properties, as any Purchaser may reasonably request from time to time; provided, however, that the foregoing requirement shall not be construed as requiring the Company to deliver information from the Lessee that is not required to be delivered by Lessee pursuant to the Ultra Lease.
Section 9.5.    Notices.
(b)    Defaults. The Company will promptly notify the Purchasers and the Collateral Agent in writing of the occurrence of any (i) Default, (ii) Event of Default, (iii) “Lessee Event of Default” under the Ultra Lease, (iv) a “Lessor Event of Default” under the Ultra Lease, or (v) Lessee Debt Default. If any Person (other than a Purchaser or the Collateral Agent) shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, obligation or other evidence of Indebtedness in an outstanding principal amount of at least $1,000,000, to which or with respect to which the Company is a party or obligor, whether as principal or surety, and such event of default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof or the existence of which claimed default might become an Event of Default under Section 12.1(f), the Company shall forthwith give written notice thereof to the Purchasers and the Collateral Agent, describing the notice or action and the nature of the claimed default. The Company shall also promptly notify the Purchasers and the Collateral Agent in writing of any exercise of remedies by the holder of such note, obligation or other evidence of Indebtedness (or any agent or representative thereof) with respect to such event of default.
(c)    Environmental Events. The Company will promptly give notice to the Purchasers (i) upon the Company obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Mortgaged Property or other LGS Assets that, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) of any violation of any Environmental Law that the Company reports in writing or is reportable by the Company in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case could reasonably be expected to have a Material Adverse Effect.
(d)    Notification of Claims Against Collateral. The Company will, promptly upon obtaining Knowledge thereof, notify the Purchasers and the Collateral Agent in writing of any claims pertaining to the Collateral which, either singly or in the aggregate, could reasonably be expected to exceed $1,000,000, as well as any setoff, withholdings or other defenses to which any of the Collateral, or the rights of the Collateral Agent or the Purchasers with respect to the Collateral, are subject, in each case, other than related to Permitted Liens (except for the Hartman Judgment and the Nerd Enterprise Mortgage).
(e)    Notice of Litigation and Judgments. The Company will give notice to the Purchasers and the Collateral Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or to which the Company is or is to become a party involving an uninsured claim against the Company that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Company will give notice to the Purchasers and the Collateral Agent, in writing, in form and detail satisfactory to the Collateral Agent and each Purchaser, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Company in an amount, whether singly or in the aggregate, in excess of $1,000,000.
(f)    Notice of Material Adverse Effect. The Company will give notice to the Purchasers and the Collateral Agent in writing within fifteen (15) days of becoming aware of the occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect.
Section 9.6.    Existence; Maintenance of Franchises. Except as permitted under Section 10.4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and good standing in its jurisdiction of organization. Except as permitted under Section 10.4, the Company will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises, except where the failure to preserve such rights and franchises would not reasonably be expected to have a Material Adverse Effect.
Section 9.7.    Insurance.

(b)    Maintenance of Insurance. The Company will maintain (or CORR will obtain and include the Company in its coverages) with financially sound and reputable insurers that are licensed to do business in the State where the policy is issued and, with respect to any property and casualty insurance, also in the States where the Mortgaged Property is located, insurance with respect to its properties and business against such casualties and contingencies, as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices and the determination of management of the Company; provided, however, that so long as the Ultra Lease is in effect such requirement may be satisfied with respect to the LGS Assets by Ultra LGS pursuant to the Ultra Lease, and which may include self-insurance as provided in the Ultra Lease. The Company (or CORR) shall be responsible for all premiums on insurance policies, subject to the requirements of the Ultra Lease.
(c)    Endorsements. In the event the LGS Assets are not subject to insurance coverage (or the obligation to self-insure) under the Ultra Lease, all policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) the Collateral Agent is a loss payee with respect to each policy of property or casualty insurance and an additional insured with respect to each policy of liability insurance, (ii) no act or omission of the Company, anyone acting for the Company (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the LGS Assets for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Mortgaged Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Collateral Agent is concerned, (iii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of any of the Company and the Collateral Agent, (iv) such insurance is primary and without right of contribution from any other insurance which may be available, (v) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Purchasers and the Collateral Agent by certified or registered mail, and (vi) that neither the Purchasers nor the Collateral Agent shall be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability. Upon request by the Company, the Required Holders and the Company may approve variations in the foregoing requirements from time to time. Upon the request of any Purchaser or the Collateral Agent, the Company shall deliver duplicate originals or certified copies of all such policies to the Purchasers and the Collateral Agent, and shall promptly furnish to the Purchasers and the Collateral Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least fifteen (15) days prior to the expiration date of the policies, the Company shall deliver to the Purchasers and the Collateral Agent evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Purchasers and the Collateral Agent.
(d)    No Separate Insurance. The Company shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 9.7.

Section 9.8.    Taxes.     The Company will duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon it and the Mortgaged Properties, including, without limitation, any payments in lieu of taxes, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or the property of the Company; provided that any such tax, assessment, charge, levy or claim need not be paid if (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto, and (b) no Mortgaged Property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and provided further that the Company will pay, or cause to be paid, all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

Section 9.9.    Inspection of Mortgaged Properties and Books    . The Company shall permit the Purchasers and the Collateral Agent or any representative designated by any Purchaser or the Collateral Agent (including, without limitation, any third party contractor or inspector retained by the any Purchaser or Collateral Agent that is not a Disqualified Person), at the Company’s expense and upon reasonable prior notice to visit and examine the books of account of the Company (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as any Purchaser or the Collateral Agent may reasonably request. The Company shall enforce the terms of Section 26.7(a) of the Ultra Lease in order to provide the Purchasers and the Collateral Agent the inspection rights with respect to the LGS Assets provided therein.

Section 9.10.    Compliance with Laws, Contracts, Licenses, and Permits. The Company will comply, or to the extent an obligation of Ultra LGS under the Ultra Lease, use good faith efforts to cause Ultra LGS to comply in all respects with (i) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its Organizational Documents and the Equity Investors Agreement, (iii) the Ultra Lease and all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. If at any time while any Note is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder or under the other Note Documents, the Company will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Purchasers and the Collateral Agent with evidence thereof. For avoidance of doubt, the granting by the Company of any approvals, waivers or consents under the Ultra Lease shall not violate the terms of this Section 9.10 so long as the requirements of Section 10.13 are not breached.
Section 9.11.    Subsidiaries. The Company will not create or acquire any Subsidiary.
Section 9.12.    Further Assurances. The Company will cooperate with the Purchasers and the Collateral Agent and execute such further instruments and documents as any Purchaser or the Collateral Agent shall reasonably request to carry out to its satisfaction the terms of this Agreement and the other Note Documents.

Section 9.13.    Plan Assets.     The Company will do, or cause to be done, all things necessary to ensure that none of the Collateral will be deemed to be Plan Assets at any time.

Section 9.14.    Registered Servicemark.     Without the prior written consent of the Required Holders, no Mortgaged Property or other LGS Assets shall be owned by the Company or Ultra LGS under any registered or protected trademark, tradename, servicemark or logo. Without limiting the foregoing, the Required Holders may condition their consent to the use of any of the foregoing upon the granting to Collateral Agent of a perfected first priority security interest therein.

Section 9.15.    BLM Approval; Title Policy    .

(b)    The Company agrees to cause Ultra Wyoming and/or Ultra LGS to take, all action that the BLM deems necessary or appropriate (including making any such filings, providing such information, materials and documentation and obtaining such approvals, consents and other action as is necessary or appropriate under the Requirements of applicable Governmental Authorities, including, without limitation, the BLM and the regulations contained in 43 C.F.R. §2800 et. seq. and 43 C.F.R. §2880 et. seq. ) in connection with the transfer of the federal rights-of-way to the Company, the lease of the federal rights-of-way included in the LGS Assets by Ultra LGS pursuant to the LGS Lease, and the use of such rights-of-way by Ultra LGS pursuant thereto.
(c)    As expeditiously as possible after the Closing, the Company shall cause the Title Policy to be endorsed to insure the Mortgage, as amended as provided in Schedule 2.

SECTION 10.	NEGATIVE COVENANTS.
The Company covenants and agrees that, so long as any Note or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) is outstanding:

Section 10.1.    Restriction on Indebtedness. The Company will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
(i)    the Obligations;
(ii)    to the extent constituting Indebtedness, liabilities in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8;
(iii)    Indebtedness in respect of judgments or awards that would not constitute an Event of Default;
(iv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, or pursuant to netting services or otherwise in connection with deposit accounts; or
(v)    Indebtedness in connection with surety (or similar) bonds, letters of credit and performance bonds obtained in the ordinary course of business in connection with workers’ compensation obligations of the Company and in connection with other surety and performance bonds in the ordinary course of business.
Section 10.2.    Restrictions on Liens, Etc. The Company will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (d) sell, assign, pledge or otherwise encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (collectively the “Liens”); provided that the Company may create or incur or suffer to be created or incurred or to exist any of the following (the “Permitted Liens”):
(i)    Liens for taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue or being contested in good faith;
(ii)    Liens in favor of the Purchasers and the Collateral Agent under the Note Documents;

(iii)    Liens arising in the ordinary course of business (including (A) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and (B) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;
(iv)    attachments, appeal bonds, judgments and other similar Liens, with respect to judgments that do not otherwise result in or cause an Event of Default;
(v)    easements, rights of way, zoning ordinances, entitlements, minor defects or irregularities in title or survey, building codes and other land use laws and environmental restrictions, regulations and ordinances, and other similar Liens regulating the use or occupancy of real property or the activities conducted thereon which are imposed by a Governmental Authority having jurisdiction over such real property which are not violated in any material respect by the current use or occupancy of such real property and do not interfere in any material respect with the ordinary use or operation of the business of the Company or the LGS Assets;
(vi)    the Ultra Lease and the rights of the Lessee thereunder;
(vii)    Liens arising under Article 2 or Article 4 of the Uniform Commercial Code and customary banker’s liens and rights of set-off, revocation, refund or chargeback in favor of banks or other financial institutions where the Company maintains deposits in the ordinary course of business;
(viii)    Liens deemed to exist in connection with repurchase agreements and other similar investments to the extent such Investments are permitted under this Agreement;
(ix)    the easements, rights of way and similar Liens set forth on Schedule B II to the Title Policy; provided they (a) are not violated in any material respect by the use or occupancy of such real property as currently used and operated or as is contemplated to be used and operated in the future, and (b) do not interfere in any material respect with the ordinary use or operation of the business of the Company or the use, operation and value LGS Assets; and
(x)    the Hartman Judgment and the Nerd Enterprise Mortgage.
Section 10.3.    Restrictions on Investments. The Company will not make or permit to exist or to remain outstanding any Investment except Investments in:
(b)    the LGS Assets that exist as of the Closing Date, with such additions thereto as are financed with proceeds of the Notes or by the Company; and
(c)    Cash held in a Pledged Deposit Account subject to a Deposit Account Control Agreement.

Section 10.4.    Merger, Consolidation. The Company will not become a party to any dissolution, liquidation, merger, reorganization, consolidation or other business combination, or agree to or effect any asset acquisition or stock acquisition or other acquisition which may have a similar effect as any of the foregoing without the prior written consent of the Required Holders.
Section 10.5.    Sale and Leaseback. The Company will not enter into any arrangement, directly or indirectly, whereby the Company shall sell or transfer any of its assets (including, without limitation, the LGS Assets) in order that then or thereafter the Company shall lease back such assets.
Section 10.6.    Compliance with Environmental Laws.      The Company will not and will use good faith efforts to not permit Ultra LGS to do any of the following: (a) use any Mortgaged Property as a facility for the handling, processing, storage or disposal of Hazardous Substances, except in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any Mortgaged Property any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any Mortgaged Property except as generated in the ordinary course of business and in material compliance with Environmental Laws, (d) cause a Release of Hazardous Substances on, upon or into the Mortgaged Property which give rise to liability under CERCLA or any other Environmental Law, or (e)  transport or arrange for the transport of any Hazardous Substances (except as required in the ordinary course of business and in material compliance with all Environmental Laws).

If the Company causes or permits any Release of Hazardous Substances in violation of Environmental Laws to occur, the Company shall cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in material compliance with all applicable Environmental Laws.
At any time after and during the continuation of an Event of Default, at any time that the Collateral Agent or any Purchaser shall have reasonable grounds to believe that a Release of Hazardous Substances may have occurred relating to any Mortgaged Property, the Collateral Agent may at its election (and will at the request of any Purchaser) obtain such assessments, including, without limitation, environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be reasonably necessary for the purpose of evaluating or confirming whether any Hazardous Substances have been Released by the Company on such Mortgaged Property, which Release will result in a Material Adverse Effect. Such assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil or other samples, as well as such other investigations or analyses as are reasonably necessary for a determination of whether such Release results in a Material Adverse Effect. All reasonable costs related to such environmental assessments shall be at the sole cost and expense of the Company.

At any time after and during the continuation of an Event of Default, any Purchaser or the Collateral Agent may, but shall never be obligated to, remove or cause the removal of any Hazardous Substances which are in violation of any Environmental Law from a Mortgaged Property (or if removal is prohibited by any Environmental Law or any other applicable law, physical restriction or other reason, take or cause the taking of such other action as is required to cause any Mortgaged Property to be in material compliance with any Environmental Law) if the Company fails to materially comply with its obligations hereunder with respect thereto; and the Purchasers, the Collateral Agent and their representative designees are hereby granted access to the Mortgaged Property at any reasonable time or times, upon reasonable notice, to remove or cause such removal or to take or cause the taking of any such other action. All costs, including, without limitation, the reasonable costs incurred by any Purchaser or the Collateral Agent in taking the foregoing action, damages, liabilities, losses, claims, expenses (including attorneys’ fees and disbursements) which are incurred by any Purchaser or the Collateral Agent, as the result of the Company’s failure to comply with the provisions of this Section 10.6, shall be paid by the Company to the applicable Purchaser or the Collateral Agent upon demand and shall be additional obligations secured by the Security Documents, except for costs resulting from or related to the gross negligence or willful misconduct of the applicable Purchaser or the Collateral Agent.
Notwithstanding the foregoing, so long as the Ultra Lease is in effect, the foregoing provisions of this Section 10.6 shall not be applicable and the Company shall comply with, and use its good faith efforts to cause the Lessee to comply with, the terms of Article XXII of the Ultra Lease
Section 10.7.    Distributions. No Distributions shall be made by the Company, except as permitted in this Section 10.7. Distributions are permitted as follows: (a) so long as no Cash Control Period shall have occurred and be continuing, the Company may make Distributions to Pinedale GP and Pinedale LP, and (b)  if the Notes have not been declared due and payable in full following an Event of Default as provided in Section 12.1, the Company may make Distributions to (i) Pinedale GP for further distribution to CORR to the extent required in order for CORR to maintain its status as a real estate investment trust under the Code, and (ii) Pinedale LP to the extent of its proportionate partnership interest in the Company as compared to the Distribution made to Pinedale GP.

Section 10.8.    Asset Sales. The Company shall not, in any single transaction or series of related transactions, directly or indirectly, hypothecate, sell, assign, transfer, mortgage, pledge, encumber or otherwise dispose of any Mortgaged Property or any other Collateral, or permit the same to be sold, assigned, transferred, conveyed, contracted for or encumbered, or otherwise disposed of, or otherwise incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, Lien or charge of any kind upon such assets (other than to the Collateral Agent or in respect of Permitted Liens), nor shall the Company, whether in a single transaction or a series of related transactions, convey, lease with option to purchase, enter into a contract for sale, or grant an option to purchase all or any portion of such assets, except as follows:
(b)    leasing of the LGS Assets pursuant to the Ultra Lease;
(c)    transfers, conveyances or other dispositions of any Mortgaged Property resulting from any condemnation;
(d)    transfers, conveyances or other dispositions of any property resulting from the granting of Permitted Liens;
(e)    sales and dispositions of assets that are obsolete, worn out or no longer used or useful in the Company’s business;
(f)    dispositions or liquidations of cash and other Investments in the ordinary course of business; or
(g)    dispositions of “Parts” (as defined in the Ultra Lease) as provided in Section 10.2 of the Ultra Lease; or
(h)    Distributions permitted under Section 10.7.
Section 10.9.    Negative Pledges, Restrictive Agreements, Etc.    . The Company will not enter into any agreement (excluding this Agreement, any other Note Document, the Ultra Lease, the SNDA and the Equity Investors Agreement) prohibiting or restricting:
(b)    the creation or assumption of any Lien in favor of the Collateral Agent or any Purchaser upon its properties, revenues or assets, whether now owned or hereafter acquired;
(c)    the ability of the Company to amend or otherwise modify this Agreement or any other Note Document; or
(d)    the ability of the Company to amend or otherwise modify the Ultra Lease.
Section 10.10.    Organizational Documents    . The Company shall not modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of its Organizational Documents or the Equity Investors Agreement if such action could reasonably be expected to have a Material Adverse Effect.

Section 10.11.    Affiliate Transactions     Except for the Note Documents and the other agreements listed on Schedule 5.15, the Company will not enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its Affiliates unless such arrangement or contract:
(b)    is not otherwise prohibited by this Agreement or the other Note Documents;

(c)    (i) is in the ordinary course of business of the Company and (ii) which is on terms which are not materially less favorable to the Company than are obtainable from any Person which is not one of its Affiliates.
The foregoing provisions of this Section 10.11 shall not prohibit the Company from entering into a management agreement with Corridor so long as CORR is obligated to pay any fees or other compensation to Corridor thereunder.

Section 10.12.    Management Fees, Expenses, Etc.    . The Company will not pay management, advisory, consulting, director or other similar fees to the Collateral Agent or any Purchaser or any of their respective Affiliates as in effect on the date hereof, other than fees payable to Pinedale GP under the Partnership Agreement in a maximum amount of $50,000 per year.

Section 10.13.    Ultra Lease. The Company will not, without the prior written consent of the Required Holders, (a) enter into any Material Lease Amendment; (b) enter into any new lease of all or any part of the LGS Assets, or enter into an amendment or restatement of the Ultra Lease that would in any respect constitute or result in a Material Lease Amendment; (c) terminate or accept the surrender of the Lease or accept any “Lessee Termination and Purchase Offer Rights” (as defined in the SNDA) unless the purchase price therefor is sufficient to repay the Notes in full and is so used; (d) modify in any material respect the terms of the Ultra Lease Guaranty or other security for the performance of the Ultra Lease, or terminate the Ultra Lease Guaranty or other security for the Ultra Lease except as provided in Section 17.4 of the Ultra Lease; or (e) in the event of any proceeding under any Debtor Relief Law instituted by or against Ultra LGS, Ultra Resources or UPL, settle or compromise any claims that the Company may have against Ultra LGS, Ultra Resources or UPL. In addition, the Company will not, without the prior written consent of the Supermajority Holders, (i) approve any “Permitted Lessee Transferee” (as defined in the Ultra Lease) to the extent the Company, as Lessor, has approval rights with respect thereto as provided in clause (g) of such definition, (ii) give any approval or consent specified with respect to a “Permitted Lease Assignment” (as defined in the Ultra Lease) proposed under Section 17.1(a)(ii), or (iii) decide whether or not to require a “Lessee Guaranty” (as defined in the Ultra Lease) under subsection (ii) of the proviso at the end of Section 17.4 of the Ultra Lease. The Company will send to the Purchasers and the Collateral Agent (i) copies of any written notices that the Company sends under the Ultra Lease at the same time any such notice is sent, and will promptly provide to the Purchasers and the Collateral Agent copies of any written notices that the Company receives under the Ultra Lease, and (ii) copies of all reports, financial statements, notices and other information provided to the Company pursuant to Section 26.7(b) of the Ultra Lease promptly upon its receipt by the Company.

Section 10.14.    Reserved.

Section 10.15.    Corporate Financial Covenants     The Company covenants and agrees that, so long as any Note or other Obligation is outstanding;
(a)Interest Coverage Ratio. The Company will not, as of the end of any fiscal quarter of the Company, permit the Interest Coverage Ratio for the fiscal quarter then ended and the immediately preceding three (3) fiscal quarters (treated as a single accounting period) (the “Test Period”), to be less than 3.0:1.0.
(b)Total Leverage Ratio. The Company will not, as of the end of any fiscal quarter of the Company, permit the Total Leverage Ratio for the Test Period to exceed 3.25:1.0.
(c)Net Worth. The Company will not, as of the last day of any fiscal quarter, permit its Net Worth to be less than $115,000,000.

The determination of the Company’s compliance with the foregoing covenants and the components thereof by the Required Holders shall be conclusive and binding absent manifest error.

Section 10.16.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

SECTION 11.	EVENTS OF DEFAULT

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(b)    The Company shall fail to pay any principal or Make-Whole Amount, if any, on the Notes within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
(c)    The Company shall fail to pay any interest on the Notes or any other sums due hereunder or under any of the other Note Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for ten (10) days (provided that such grace period will not apply to interest due upon the maturity of the Obligations); or

(d)    The Company shall fail to comply with any covenant contained in Section 10; or
(e)    The Company shall fail to comply with any covenant contained in Section 9.4 and such failure shall continue for ten (10) days; or
(f)    The Company shall fail to perform any other term, covenant or agreement contained herein or in any of the other Note Documents (other than those specified in the other subclauses of this Section 11); and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Company by the any Purchaser or the Collateral Agent; or
(g)    Any representation or warranty made by the Company in this Agreement or by the Company in any other Note Document to which it is a party, or in any report, certificate, financial statement, or in any other document or instrument delivered pursuant to or in connection with this Agreement, the Notes, or any of the other Note Documents shall prove to have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated; or
(h)    The Company shall fail to pay at maturity or otherwise when due, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness having an aggregate principal amount outstanding of at least $100,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or
(i)    The Company (1) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of the assets of any thereof, including, without limitation, any Mortgaged Property, (2) shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (3) shall take any action to authorize or in furtherance of any of the foregoing; or
(j)    A petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Company, or any substantial part of the assets of any thereof, including, without limitation, any Mortgaged Property, or a case or other proceeding shall be commenced against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Company shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within ninety (90) days following the filing or commencement thereof; or

(k)    A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or
(l)    There shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against the Company, that, with other outstanding final judgments, undischarged, against the Company exceeds in the aggregate $5,000,000 (to the extent not paid or covered by insurance); or
(m)    If any of the Note Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Purchasers, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Note Documents shall be commenced by or on behalf of the Company or CORR or any of their respective stockholders, partners, members or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Note Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or
(n)    Any dissolution, termination, partial or complete liquidation, merger or consolidation of any the Company, or any sale, transfer or other disposition of the assets of the Company, other than as permitted under the terms of this Agreement or the other Note Documents; or
(o)    the Company shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Company included in the Collateral; or
(p)    A Change of Control shall occur without the prior written approval of all of the Purchasers (which consent may be withheld by the Purchasers in their sole and absolute discretion); or
(q)    Any Event of Default, as defined in any of the other Note Documents other than the Pledge and Security Agreement, shall occur; or
(r)    Any amendment to or termination of a financing statement naming the Company as debtor and the Collateral Agent as secured party relating to the Collateral, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of the Company without the prior written consent of the Collateral Agent (except to the extent of a release of Collateral permitted by this Agreement); or any amendment to or termination of a financing statement naming the Company as debtor and the Collateral Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Purchaser, the Collateral Agent or their respective counsel (or by the Company at the direction of any of the foregoing) without the prior written consent of the Required Purchasers and the Company fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of the Purchasers within ten (10) days after notice to the Company thereof; or

(s)    Either (i) a “Level 1 Lessee Default” shall occur and be continuing under the Ultra Lease, or (ii) any other “Lessee Event of Default” shall occur and not be cured within ninety (90) days after its occurrence; or
(t)    Any action or proceeding is commenced to foreclose or otherwise realize on the Hartman Judgment and such Default is not cured by the Company by the earlier of (i) sixty (60) days after commencement of any action to have the Mortgaged Property related thereto sold to satisfy the Hartman Judgment, or (ii) five (5) Business Days prior to entry of any judgment directing the sale of the Mortgaged Property related thereto; or
(u)    Any action or proceeding is commenced to foreclose or otherwise realize on the Nerd Enterprise Mortgage, and such Default is not cured by the Company by the earlier of (i) 60 days after the mortgagee or any other party commences any action to foreclose the Nerd Enterprise Mortgage whether by judicial action or under advertisement and power of sale, or (ii) five (5) Business Days prior to the earlier of (x) a sale of the Mortgaged Property related thereto, or (y) a judgment directing such sale.
Notwithstanding the other terms of this Agreement or the terms of any other Note Document, so long as the Ultra Lease remains in effect and the LGS Assets are used, maintained and operated by Lessee as permitted or required by the terms of the Ultra Lease, the breach, default or failure to perform by the Company under any provision relating to such matters contained in the Note Documents shall not, in and of itself, result in a Default or Event of Default under this Agreement.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1.    Acceleration    . (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the

Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc.. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements

Section 12.5.    Distribution of Collateral Proceeds.      In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Note Documents, or otherwise with respect to the realization upon any of the assets of the Company or any other Person liable with respect to the Obligations (including the Collateral), such monies shall be distributed for application in accordance with the Collateral Agency Agreement.

Section 12.6.    CORR Default Remedies.     In the case any one of the CORR Defaults shall have occurred and be continuing, in addition to constituting a Cash Dominion Event, at the election of the Purchasers, (i) if the CORR Default is the result of a CORR Change of Control only, all Notes shall bear interest at a rate per annum equal to four percent (4%) above the rate that would otherwise be applicable at such time, or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law; (ii) if the CORR Default is not the result of a CORR Change of Control, all Notes shall bear interest at the Default Rate; and (iii) the Collateral Agent shall be entitled to enforce all of its rights and remedies under the Pledge and Security Agreement.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .
Section 13.1.    Registration of Notes    . The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request, provided such Person is a Permitted Transferee and represents and warrants to the Company in writing that it is a Permitted Transferee, and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.
Section 13.3.    Replacement of Notes    . Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is a Prudential Affiliate, or a nominee of a Prudential Affiliate, or another holder of a Note with a minimum net worth of at least the greater of $20,000,000 and the face value of the Note, a Prudential Affiliate’s or such other holder’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JP Morgan Chase Bank, National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.	EXPENSES, ETC. .
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of a single special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with this Agreement and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the reasonable costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 15.3.    Survival    . The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note who is a Permitted Transferee, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements    . This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Sections 17.1(c)), 11(a), 11(b), 12, 17 or 20; and
(c)    Section 8.6 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.
Section 17.2.    Solicitation of Holders of Notes

(a)    Solicitation. The Company will provide each holder of a Note with requested information with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.6 having been amended pursuant to Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
Section 17.4.    Notes Held by Company, Etc.    . Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this

Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES .
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the President, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS .
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, any Subsidiary or a Person under a known obligation of confidentiality to the Company with respect to such information or (d) constitutes financial statements delivered to such Purchaser under Section 9.4 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Permitted Transferee to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any federal or state regulatory authority having jurisdiction over such Purchaser, (vi) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or is engaged to issue a rating for the Notes, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process (provided, that, unless prohibited by law, such Purchaser shall provide the Company with a reasonable opportunity to seek a protective order with respect to such disclosure, and shall reasonably cooperate with such Purchaser with respect thereto), (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER
Each Purchaser shall have the right to substitute any Permitted Transferee (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser (i) of the accuracy with respect to it of the representations set forth in Section 6 and (ii) that it is a Permitted Transferee. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS
Section 22.1.    Successors and Assigns All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.4, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The exchange of copies of this Agreement and of signature pages by fax transmission or e-mail shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by fax or e-mail shall be deemed to be their original signatures for all purposes.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.

The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 22.8.    Transaction References. The Company agrees that the Purchasers may (i) refer to their purchase of the Notes from the Company, the aggregate principal amount of the Notes and the date on which the Notes were established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Company’s corporate logo in conjunction with any such reference.
Section 22.9.    Effectiveness of Amendment and Restatement; No Novation. The amendment and restatement of the Original Credit Agreement pursuant to this Agreement shall be effective upon the date hereof. All obligations and rights of the Company and Purchasers relating to the period commencing on the date hereof shall be governed by the terms and provisions of this Agreement; the obligations and rights of the Company, Agent (as defined in the Original Credit Agreement) and Lenders (as defined in the Original Credit Agreement) relating to the period from the date of the Original Credit Agreement to the date of this Agreement shall be governed by the Original Credit Agreement. The “Obligations” under the Original Credit Agreement are in all respects continuing with only the terms thereof being modified as provided in this Agreement. This Agreement shall not constitute a novation or termination of the Company’s obligations under the Original Credit Agreement but shall constitute a restatement of the obligations and covenants of the Company under the Original Credit Agreement except as amended and modified hereby.
Section 22.10.    Compliance with Ultra Lease.
(a)        Notwithstanding anything to the contrary in Section 13.2 or otherwise in this Agreement or any Note Document, in the event (i) the Company requests that certain amendments, modifications, consents or waivers be made to or under this Agreement or any of the other Note

Documents which request is approved by Required Holders but is not approved by one or more holders (any such non-consenting holder shall hereafter be referred to as the “Non-Consenting Holder”), then, within thirty (30) days after the Company’s receipt of notice of such disapproval by such Non-Consenting Holder, the Company shall have the right as to such Non-Consenting Holder, to be exercised by delivery of written notice delivered to such Non-Consenting Holder, to elect to cause the Non-Consenting Holder to transfer its Notes and all rights relating thereto to a Permitted Transferee pursuant hereto. The Company shall promptly notify the remaining holders of the Notes that each of such holders shall have the right, but not the obligation, to acquire a portion of the Notes, pro rata based upon their then-currently held Notes (not including the Notes of the Non-Consenting Holder), of the Non-Consenting Holder (or if any of such holders does not elect to purchase its pro rata share, then to such remaining holders in such proportion as approved by the Company). In the event that holders do not elect to acquire all of the Non-Consenting Holder’s Notes, then the Company shall use commercially reasonable efforts to find a new Purchaser or Purchasers to acquire such remaining Notes or portions thereof. Upon any such purchase of the Notes of the Non-Consenting Holder, the Non-Consenting Holder’s interests in the Obligations and its rights hereunder and under the Note Documents shall terminate at the date of purchase, and the Non-Consenting Holder shall promptly execute and deliver any and all documents reasonably requested by the Company to surrender and transfer such interest. The purchase price for the Non-Consenting Holder’s Notes, or any portion thereof, shall equal any and all amounts outstanding and owed by the Company to the Non-Consenting Holder, including principal and all accrued and unpaid interest or fees, plus any applicable prepayment fees or Make-Whole Amount, if any, which would be owed to such Non-Consenting Holder if the Notes were to be repaid in full on the date of such purchase of the Non-Consenting Holder’s Notes (with such amounts to be paid by the Company in the event not paid by the Permitted Transferee).
(b)        Each holder of a Note may sell participations to one or more Permitted Transferees or other entities in all or a portion of such holder’s rights and obligations under this Agreement and the other Note Documents; provided that, and notwithstanding anything to the contrary in this Agreement, (a) any such sale or participation shall not affect the rights and duties of the selling holder hereunder to the Company, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or the Note Documents, including, without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Company, and (d) such sale is effected in accordance with all applicable laws. Any holder that intends to sell a participation shall provide to the Company not less than fifteen (15) Business Days prior written notice of such potential sale accompanied by such information as shall be required in order to determine if the potential loan participant is a Permitted Transferee.
(c)        Notwithstanding anything to the contrary in Sections 9.9, 10.6, or 20, or otherwise in this Agreement or any Note Document, no holder of a Note or Purchaser or participant thereof that is not a Permitted Transferee shall have any right to receive Proprietary Information (as defined in the Ultra Lease) or any inspection rights with respect to the LGS Assets.
(d)        Notwithstanding to the contrary in Section 13.2 or otherwise in this Agreement or any Note Document, each holder of a Note shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the other Note Documents to any other Permitted Transferee with the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed (provided that no consent of the Company shall be required if the Permitted Transferee is at such time a holder or an Affiliate thereof or if an Event of Default then exists).
(e)        Notwithstanding to the contrary in Section 13.2 or otherwise in this Agreement or any Note Document, if a potential assignee is not already a holder of a Note, at least fifteen (15) Business Days prior to the settlement date of the assignment, the potential assignee shall deliver to the Company such information as shall be required to enable the Company to determine if the potential assignee is a Permitted Transferee.
(f)        Each Purchaser or holder of a Note, by its acquisition of a Note or any rights thereunder, (i) acknowledges and confirms that its rights and remedies under the Note Documents are subject to the rights and remedies of the “Secured Party” under the SNDA in all respects and (ii) agrees that it shall execute an SNDA (or another document having substantially the same terms as the SNDA) as “Secured Party” immediately upon demand by the Company.
(g)        It is the intent of the Company, each Purchaser and each holder of a Note that this Agreement and each Note Document be in compliance with the terms, requirements and restrictions of the Ultra Lease. If at any time Lessee or any Ultra Entity makes a valid claim that the terms of this Agreement or any other Note Document breaches any term in the Ultra Lease, the Company and each holder of a Note shall negotiate in good faith to amend or otherwise modify the Note Documents in such a way as to avoid such breach while otherwise retaining the terms of the Note Documents.

* * * *
If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

PINEDALE CORRIDOR, LP

By: Pinedale GP, Inc., its general partner

By: /s/ David J. Schulte
David J. Schulte
President

This Agreement is hereby
accepted and agreed to as
of the date hereof.

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as Grantor

By: PGIM, Inc., as Investment Manager

By:_/s/ Christopher L. Halloran_____________
Vice President

PRUCO LIFE INSURANCE COMPANY

By:_/s/ Christopher L. Halloran_____________
Assistant Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as investment manager

By:_/s/ Christopher L. Halloran_____________
Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as investment manager

By:_/s/ Christopher L. Halloran_____________
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:_/s/ Christopher L. Halloran_____________
Vice President

SECOND AMENDED AND RESTATED TERM CREDIT AGREEMENT AND NOTE PURCHASE AGREEMENT

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“ACH” is defined in Section 7.2(a).
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Second Amended and Restated Term Credit Agreement and Note Purchase Agreement, including all Schedules attached to this Agreement.
“Assignment Documents” means (a) the Agreement with Respect to Assignment of Loans and Resignation of Agent, dated as of the date hereof, by and among CORR, the Purchasers and the Company, (b) the Assignment and Assumption, dated the date hereof, by and among CORR and Prudential, as Assignors, and the Purchasers other than Prudential, as Assignees, (c) the Assignment of Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing; Assignment of Lease and Guaranty; Subordination, Nondisturbance and Attornment Agreement; and Other Security Documents, made as of the date hereof, by CORR, as Agent, as Assignor, to the Collateral Agent, as Assignee, (d) the Assignment of Pledge and Security Agreement, made as of the date hereof, by CORR, as Agent, and Prudential, as Assignors, to the Collateral Agent, as Assignee, and (e) any other document assigning to the Collateral Agent rights under, title to or interest in a document granting or purporting to grant a lien or security interest to secure any Obligation.
“Assignment of Lease and Guaranty” means the Assignment of Lease and Guaranty from the Company , originally in favor of the KeyBank, as Agent, and assigned on the Closing Date to the Collateral Agent pursuant to the Assignment Documents, as the same may be amended, restated, supplemented, consolidated or otherwise modified from time to time, pursuant to which the Collateral Agent is granted a security interest in the interest of Company as lessor with respect to the Ultra Lease and the Ultra Lease Guaranty.
“BLM” means the federal Bureau of Land Management.

SCHEDULE A
(to Note Purchase Agreement)

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the State of Missouri.
“Capitalized Lease” means, a lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
“Cash Control Period” means any time when a Cash Dominion Event has occurred and is continuing.
“Cash Dominion Event” means either (i) the occurrence and continuance of an Event of Default, (ii) the occurrence and continuation of a Lessee Debt Default, or (iii) the occurrence and continuation of a CORR Default, and the Purchasers shall thereupon have elected to declare any such occurrence a Cash Dominion Event. For purposes of this Agreement, the occurrence of a Cash Dominion Event under clause (ii) hereof shall be deemed continuing until the Required Holders verify to their reasonable satisfaction that the Lessee Debt Default has either been cured or waived, and the occurrence of a Cash Dominion Event caused by a bankruptcy filing of Ultra LGS or any guarantor under the Ultra Lease shall terminate when the Ultra Lease or applicable guaranty has been affirmed by Ultra LGS or the guarantor, as the case may be, in a lawful bankruptcy proceeding; provided, however, that a Cash Dominion Event shall be deemed continuing at all times after a Cash Dominion Event has occurred and been discontinued on two (2) previous occasions after the Closing Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.
“CERCLA” is defined in Section 5.18.
“Change of Control” means the occurrence of any event whereby CORR ceases to own, directly or indirectly, at least a majority of the partnership interests in the Company and one hundred percent (100%) of the general partnership interests in the Company.
“Closing” is defined in Section 3.1.

“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Collateral” means all of the property, rights and interests of the Company and CORR which are or are intended to be subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property.
“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of the date hereof, by and among the Company, CORR, the Purchasers and PGIM, Inc., as Collateral Agent, as the same may be amended, restated, consolidated, supplemented or otherwise modified from time to time..
“Collateral Agent” means PGIM, Inc., in its capacity as Collateral Agent under the Collateral Agency Agreement.
“Collateral Assignment of Purchase Agreement” means the Collateral Assignment of Purchase Agreement, in respect of the Purchase Agreement and the Purchase Agreement Guaranty, originally made by the Company in favor of the KeyBank, as Agent, and assigned on the Closing Date to the Collateral Agent pursuant to the Assignment Documents.
“Company” is defined in the first paragraph of this Agreement.
“Company’s Knowledge” or “Knowledge” means the actual knowledge of the chief executive officer, Principal Accounting Officer, chief financial officer (if different from the Principal Accounting Officer), or general counsel of Pinedale GP, after having conducted a reasonable investigation and inquiry thereof.
“Compliance Certificate” is defined in Section 9.4(c).
“Confidential Information” is defined in Section 20.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“CORR” means CorEnergy Infrastructure Trust Inc., a Maryland corporation, formerly known as Tortoise Capital Resources Corporation, and its successors and assigns.
“CORR Change of Control” means a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of CORR ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of CORR, who did not have such power before such transaction.
“CORR Default” means the occurrence of either of the following: (i) a CORR Change of Control, or (ii) any representation or warranty made by CORR in the Pledge and Security Agreement shall prove to have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated.
“Corridor” means Corridor InfraTrust Management, LLC, a Delaware limited liability company, and its successors and assigns.
“Debtor Relief Law” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by JP Morgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.
“Deposit Account Bank” means each bank or other financial institution at which the Company maintains a deposit account that has entered into a Deposit Account Control Agreement.

“Deposit Account Control Agreement” means each deposit account control agreement, in form and substance satisfactory to the Purchasers and the Collateral Agent, from time to time executed by a Deposit Account Bank in favor of the Collateral Agent.
“Disclosure Documents” is defined in Section 5.19.
“Discounted Value” is defined in Section 8.7.
“Disqualified Person” means a “Disqualified Person” as defined in the Ultra Lease.
“Distribution” means with respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution (whether in the form of cash or property) on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement for value of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital (whether in the form of cash or property) by a Person to its shareholders, partners, members or other beneficial owners as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person.
“Dollars or $” means dollars in lawful currency of the United States of America.
“EBITDA” means EBITDA. With respect to the Company for any fiscal period, the sum of (a) Net Income of such Person, plus (b) without duplication and to the extent the following have been deducted in the calculation of Net Income for such period, (i) interest expense, (ii) federal, state and local income tax expense, (iii) depletion, depreciation and amortization expense, (iv) all non-recurring non-cash expenses or charges (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), (v) so long as no "Lessor Event of Default" (as defined in the Ultra Lease) described in Section 23.3(j) of the Ultra Lease has occurred and is continuing, (1) "Level 1A Lessor Default Payment Amounts" defined in the Ultra Lease accrued or paid by the Company, or offset by Ultra, pursuant to the Ultra Lease (such accruals, payments and offsets to be determined without duplication of one another) up to a maximum amount of $1,800,000 (the unused amount thereof at any time being the "Lessor Default Basket Amount"), provided in the event that any Level 1A Lessor Default Payment Amount is paid to the Company by Ultra, or extinguished, pursuant to the Ultra Lease, then the amount so paid or extinguished shall be reinstated to the Lessor Default Basket Amount, and (2) any Level 1A Lessor Payment Amounts paid to the Company by Ultra, or extinguished, pursuant to the Ultra Lease, in excess of $1,800,000, provided that such excess amounts shall be added to EBITDA for the fiscal quarter or fiscal quarters in which such Level 1A Lessor Default Payment Amounts were accrued, paid by the Company or offset by Ultra rather than, if different, the fiscal quarter or fiscal quarters in which the payment by Ultra to the Company, or the extinguishment, occurred, minus (c) all non-recurring non-cash items increasing Net Income of such Person for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), all determined without duplication and in accordance with GAAP.
“Employee Benefit Plan” means any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.
“Environmental Engineer” means any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and reasonably acceptable to each Purchaser.
“Environmental Laws” is defined in Section 5.18(a).
“Environmental Reports” is defined in Section 5.18.
“EPA” is defined in Section 5.18(b).
“Equity Interests” means, with respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or conversion or other purchase rights with respect to the foregoing) whether now outstanding or issued after the Closing Date.
“Equity Investors Agreement” means the Equity Investors Agreement among the Company, Ultra LGS, CORR and Prudential, as it may be amended, restated, modified or supplemented from time to time in accordance with Section 10.10.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Fee Easement Property” means the portion of the Mortgaged Property owned in fee simple by Ultra Wyoming and with respect to which the Company has been granted an easement, as identified on Schedule 3 attached hereto.
“Funded Debt” means, with respect to any Person, without duplication all outstanding Indebtedness of such Person, other than Indebtedness described in clause (f) of the definition of Indebtedness herein.

“GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing Borrower’s audited consolidated financial statements for the fiscal year then ended, as such principles may be revised as a result of changes in such accounting principles implemented by Borrower and its consolidated Subsidiaries subsequent to such date. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and Borrower or the Required Lenders shall so request, Agent, Lenders, and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP as in effect prior to such change therein.
“Governmental Authority” means any international, foreign, federal, state, county or municipal government, or political subdivision thereof; any governmental, quasi-governmental or regulatory agency, authority, board, bureau, commission, department, instrumentality or public body; or any court or administrative tribunal.
“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hartman Judgment” means that certain judgment dated as of December 8, 2010, Case No. 2006-6843, in favor of Doyle Hartman et al. against Questar Exploration and Production Company et al., recorded in Book 96 of Misc., page 421 Sublette County, Wyoming records.
“Hazardous Substances” is defined in Section 5.18.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Incurred Interest” means, for the Company for any Test Period, without duplication, the aggregate amount of all interest paid, accrued or capitalized during such period, excluding loan fees.
“Indebtedness” means, with respect to any Person means: (a) all indebtedness for money borrowed and any obligations evidenced by bonds, debentures, notes or similar debt instruments; (b) all liabilities secured by any mortgage, deed of trust, deed to secure debt, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner, through indemnity or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all reimbursement obligations with respect to letters of credit or similar instruments issued by a Person; and (f) all indebtedness, obligations or other liabilities under or with respect to (i) interest rate swap, collar, cap or similar agreements providing interest rate protection, and (ii) foreign currency exchange agreements.
“Indemnity Agreement” means the Indemnity Agreement Regarding Hazardous Materials, originally made by the Company in favor of the KeyBank, as Agent, and assigned on the Closing Date to the Collateral Agent pursuant to the Assignment Documents, pursuant to which the Company agrees to indemnify the Purchasers and the Collateral Agent with respect to Hazardous Substances and Environmental Laws, as the same may be amended, restated, consolidated, supplemented or otherwise modified from time to time.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Interest Coverage Ratio” means, for any Test Period, the ratio of EBITDA of the Company for such period, to (ii) Incurred Interest for such period.

“Investment” means, with respect to any Person, all shares of capital stock, partnership interests, limited liability company interests or other ownership interests, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments to make such purchases and all interests in real property; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted or increased in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from, or added to, the aggregate amount of Investments any decrease or increase, respectively, in the value thereof.

“KeyBank” means KeyBank National Association, a national banking association.
“Lessee” means the lessee of the LGS Assets under the Ultra Lease. The initial Lessee shall be Ultra LGS, and for purposes hereof, Ultra LGS shall continue to be the Lessee even if Ultra LGS assigns its interests under the Ultra Lease to Ultra Resources or an Affiliate of Ultra LGS or Ultra Resources. In the case of any other assignment by Ultra LGS of its interests under the Ultra Lease made in accordance with the provisions of the Ultra Lease and Section 10.13 hereof, the assignee of Ultra LGS shall be Lessee for purposes hereof.
“Lessee Debt Default” means a default shall occur with respect to payment on Lessee Material Debt of Lessee, Ultra Resources or UPL. For purposes hereof, a Lessee Debt Default shall be deemed to have occurred upon the earlier of (i) receipt by any Purchaser or the Collateral Agent of notice thereof from either the Company or Lessee, or (ii) any Purchaser or the Collateral Agent otherwise having actual knowledge thereof.
“Lessee Material Debt” means a “Material Debt” as defined in the Ultra Lease.
“LGS Assets” means the “Liquids Gathering System” as defined and described in the Ultra Lease.
“Liens” is defined in Section 10.2.
“Make-Whole Amount” is defined in Section 8.7.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company, (b) the ability of the Company to perform its obligations under the Note Documents to which it is a party, (c) the validity or enforceability of any of the Note Documents, or (d) the rights, benefits or interests of the Purchasers and the Collateral Agent in and to this Agreement, any other Note Document or the Collateral.
“Material Lease Amendment” means a “Material Lease Amendment” as defined in the SNDA.
“Maturity Date” is defined in the first paragraph of each Note.
“Mortgage” means (i) that certain Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing from the Company, as mortgagor, to KeyBank, as Agent, as mortgagee, dated as of December 20, 2012, and recorded on December 20, 2012, in Book 194 of Mortgages, Page 547, as Instrument No. 364165 in the Official Records of Sublette County, Wyoming; as amended by that certain First Amendment to Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing dated as of June 19, 2013, effective as of December 20, 2012, recorded on August 28, 2013, in Book 104 of Miscellaneous Records, Page 349, Instrument No. 368561; as further amended by that certain Second Amendment to Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of December 31, 2015, recorded January 13, 2016, in Book 213 of Mortgages, Page 359, Instrument No. 381045; as assigned by KeyBank, as resigning administrative agent , to CORR, as successor administrative agent, pursuant to that certain Assignment of Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing; Pledge and Security Agreement; and All Other Security Documents, dated as of March 30, 2016 and recorded on November 18, 2016, in Book 218 of Mortgages, Page 257, as Instrument No. 385391; as further assigned by CORR, as resigning administrative agent , to the Collateral Agent, pursuant to that certain Assignment of Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing; Subordination, Nondisturbance and Attornment Agreement; and Other Security Documents, dated as of December __, 2017 and recorded on __________, 20__, in Book ___ of Mortgages, Page ___, as Instrument No. ______; and as further amended by that certain Third Amendment to Mortgage, Security Agreement, Assignment of Rents, and Fixture Filing; First Amendment to Assignment of Lease and Guaranty; and Amendments to Other Security Documents, dated as of December __, 2017, recorded on _____________, 20__ in Book ___ of Mortgages, Page ___, Instrument No. ______, as the same may be further modified, amended, supplemented or restated from time to time, pursuant to which the Company has conveyed or granted a mortgage lien upon the Mortgaged Property as security for the Obligations, and (ii) any other Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing from the Company in favor of the Collateral Agent for the benefit of the Purchasers, hereafter entered into, as modified, amended, supplemented or restated from time to time, pursuant to which the Company shall have conveyed or granted a mortgage lien upon each Mortgaged Property as security for the

Obligations, such document to be in form and substance satisfactory to each Purchaser and the Collateral Agent.
“Mortgaged Property” or “Mortgaged Properties” means, individually and collectively, the property and property interests described on Schedule 3 each by this reference incorporated herein, which has been conveyed as security for the Obligations pursuant to the Mortgage, and any other property and property interests which are added as Mortgaged Property pursuant to Section 7.1.
“Mortgaged Property Documents” means the documents described in Schedule 2.
“Multiemployer Plan” means any multiemployer plan within the meaning of §3(37) of ERISA to which the Company or any ERISA Affiliate is making, or is required to make, contributions.
“NAIC” means the National Association of Insurance Commissioners.
“Nerd Enterprise Mortgage” means that certain mortgage with Nerd Enterprises, Inc., a Wyoming corporation as mortgagor and George P. Westman, as mortgagee, recorded April 30, 1997 in Book 68 of Mtg, page 75 in Sublette County, Wyoming records, in the original principal amount of $80,000.
“Net Worth” means the amount by which Total Assets exceeds Total Liabilities.
“Notes” is defined in Section 1.
“Note Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Assignment Documents, the SNDA and all other documents, instruments or agreements now or hereafter assumed, executed or delivered by or on behalf of the Company, Pinedale GP, Pinedale LP or CORR in favor of the Purchasers or the Collateral Agent in connection with the Notes, as the same may be amended, modified, renewed, extended, consolidated, supplemented or restated from time to time.
“Obligations” means all indebtedness, obligations and liabilities of the Company to any of the Purchasers or the Collateral Agent, individually or collectively, under this Agreement or any of the other Note Documents or in respect of any of the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise (including, without limitation, advances made by any Purchaser or the Collateral Agent to protect or preserve the Collateral or the security interests therein), and including interest and fees that accrue after the commencement by or against the Company of any proceeding under the United States Bankruptcy Code or other similar federal or State law, naming such Person as the debtor in such proceeding, regardless of whether or not such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Responsible Person or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Operating Account” is defined in Section 7.2(a).
“Organizational Document” means with respect to any Person other than a natural person, its articles or certificate of incorporation, formation or organization, partnership agreement (including with respect to the Company, the Partnership Agreement), operating agreement, by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.
“Original Credit Agreement” is defined in the first paragraph of this Agreement.
“Original Lenders” is defined in the first paragraph of this Agreement.
“Original Notes” is defined in Section 1.
“Partnership Agreement” means the First Amended and Restated Limited Partnership Agreement of the Company, dated as of December 20, 2012, as it may be amended, modified, supplemented or restated from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
“Permitted Liens” means Liens, security interests and other encumbrances permitted by Section 10.2.

“Permitted Transferee” means (i) any Institutional Investor and (ii) any other Person that is not a Disqualified Person.
“Person” Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
“Pinedale GP” means Pinedale GP, Inc., a Delaware corporation, and the sole general partner of the Company.
“Pinedale LP” means Pinedale LP I, LLC, a Delaware limited liability company.
“Plan Assets” means assets of any Employee Benefit Plan subject to Part 4, Subtitle A, Title I of ERISA.
“Pledge and Security Agreement” means the Pledge and Security Agreement executed by CORR for the purpose of pledging and granting a first priority security interest in and to all Equity Interests now or hereafter owned by CORR in Pinedale GP and Pinedale LP.
“Pledged Deposit Account” means each of the deposit accounts identified in Schedule 5.13.
“Principal Accounting Officer” means the primary officer or the authorized agent of the Company responsible for the preparation and certification of financial statements.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential” means The Prudential Insurance Company of America.
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchase Agreement” means the Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement dated December 7, 2012 between Ultra Wyoming as seller and the Company as buyer with respect to the LGS Assets, as amended by First Amendment to Liquids

Gathering System Sublette County, Wyoming Purchase and Sale Agreement dated as of December 12, 2012, as it may be further amended, restated, modified or supplemented from time to time in accordance with Section 10.14.
“Purchase Agreement Guaranty” means the Guaranty executed by UPL pursuant to which UPL guarantees the obligations of Ultra Wyoming under the Purchase Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with Section 10.14.
“Purchaser Schedule” means a Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“RCRA” is defined in Section 5.18(a).
“Reinvestment Yield” is defined in Section 8.7.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Release” is defined in Section 5.18(c)(iii).

“Remaining Average Life” is defined in Section 8.7.

“Remaining Scheduled Payment” is defined in Section 8.7.

“Required Holders” means at any time on or after the Closing, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Requirements” means any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws, including without limitation, the Americans With Disabilities Act or any state laws regarding disability requirements, or any lease, agreement, covenant or instrument to which any Mortgaged Property may be subject.
“Responsible Officer” means the chief executive officer, Principal Accounting Officer, chief financial officer, or general counsel of Pinedale GP, and any other officer of Pinedale GP or the Company with responsibility for the administration of the relevant portion of this Agreement.

“SARA” is defined in Section 5.18(a).
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Security Agreement” means the Security Agreement originally executed by the Company in favor of the KeyBank, as Agent, and assigned on the Closing Date to the Collateral Agent pursuant to the Assignment Documents, granting a first priority security interest in all personal property assets of the Company.
“Security Documents” means, collectively, the Mortgage, the Security Agreement, the Assignment of Lease and Guaranty, the Collateral Assignment of Purchase Agreement, the Indemnity Agreement, the Deposit Account Control Agreements for each Pledged Deposit Account, the Pledge and Security Agreement and any further collateral assignments now or hereafter delivered by the Company, Pinedale GP, Pinedale LP or CORR to the Collateral Agent, including, without limitation, UCC-1 financing statements filed or recorded in connection therewith, as each may be further amended, modified, renewed, consolidated, supplemented or extended, from time to time.
“Settlement Date is defined in Section 8.7.
“SNDA” means the Subordination, Nondisturbance and Attornment Agreement by and among Ultra LGS, the Company and KeyBank, as Agent, which was assigned on March 30, 2016 by KeyBank to CORR, as successor Agent, and which is being further assigned as of the date hereof to the Collateral Agent for the benefit of the Purchasers.
“Source” is defined in Section 6.2.
“State” means a state of the United States of America, or the District of Columbia.
“Subsidiary” means any corporation, association, partnership, limited liability company, trust or other business or legal entity of which the designated parent shall at any time own, directly or indirectly through a Person or Persons, a greater than fifty percent (50%) ownership interest.
“Substitute Purchaser” is defined in Section 21.

“Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“SVO” means the Securities Valuation Office of the NAIC.

“Test Period” is defined in Section 10.15(a).

“Total Assets” means all assets of a Person determined in accordance with GAAP.

“Total Funded Debt” means as of any date of determination, an amount equal to one hundred percent (100%) of all Funded Debt of the Company.

“Total Leverage Ratio” means, for any Test Period, the ratio of (i) Total Funded Debt as of the end of such period to (ii) EBITDA of the Company for such period.

“Total Liabilities” means all liabilities of a Person determined in accordance with GAAP.

“Title Policy” means, with respect to the Fee Easement Property only, an ALTA Standard Loan Policy Form 2006, with ALTA Endorsement Form 1 Coverage (or if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Purchasers and the Collateral Agent), issued by the Title Insurance Company (with such reinsurance or co-insurance as the Purchasers and the Collateral Agent may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Purchasers and the Collateral Agent may reasonably require insuring the priority of the Mortgage and that the Company holds good and marketable title to such easement rights, subject only to the encumbrances permitted by the Mortgage and which shall not contain standard exceptions for mechanics’ liens, persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Purchasers and the Collateral Agent in its sole discretion; and shall contain such endorsements and affirmative insurance with respect to the specific circumstances of the Fee Easement Property as the Purchasers and the Collateral Purchasers reasonably may require.

“Ultra Entities” means Ultra LGS, Ultra Resources, Ultra Wyoming and UPL, or any one or more of them.

“Ultra Lease” means the Lease dated on or about December 14, 2012, between the Company, as lessor, and Ultra LGS, as lessee, with respect to the LGS Assets, as it may be amended,

restated, modified or supplemented from time to time in accordance with Section 10.13. An executed copy of the Ultra Lease shall be on file with Prudential and the Collateral Agreement at all times.

“Ultra Lease Guaranty” means, collectively, the Lessee Guaranty executed by UPL pursuant to which UPL guarantees the obligations of Ultra LGS under the Ultra Lease, as it may be amended, restated, modified or supplemented from time to time in accordance with Section 10.13 and the Lessee Guaranty executed by Ultra Resources pursuant to which Ultra Resources guarantees up to $200,000,000 of the obligations of Ultra LGS under the Ultra Lease, as it may be amended, restated, modified or supplemented from time to time in accordance with Section 10.13.

“Ultra LGS” means Ultra Wyoming LGS, LLC, a Delaware limited liability company, and its successors and assigns.

“Ultra Resources” means Ultra Resources, Inc., a Wyoming corporation, and its successors and assigns.

“Ultra Wyoming” means Ultra Wyoming, Inc., a Wyoming corporation, and its successors and assigns.

“UPL” means Ultra Petroleum Corp., a Yukon Territory, Canada corporation, and its successors and assigns.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

SCHEDULE 1
[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY BE TRANSFERRED ONLY PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION UNDER ALL SUCH APPLICABLE LAWS.

PINEDALE CORRIDOR, LP
6.50% SENIOR SECURED NOTE, SERIES A, DUE DECEMBER 29, 2022
No. R-[_]    December 29, 2017
$[___________]    PPN 72304* AB8

FOR VALUE RECEIVED, the undersigned, PINEDALE CORRIDOR, LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 29, 2022 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 6.50% per annum from the date hereof, payable monthly, on the fifth Business Day of each month, commencing with the fifth Business Day of the month next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.50% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York City as its “base” or “prime” rate, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand) and (c) to the extent permitted by law, during the continuance of a CORR Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at the rate per annum provided in Section 12.6 of the Note Purchase Agreement referred to below.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

SCHEDULE 1
(to Note Purchase Agreement)

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Term Credit Agreement and Note Purchase Agreement, dated December 29, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
The obligation of the Company to pay the principal of, interest on and Make-Whole Amount with respect to this Note is secured by the Collateral pursuant to the Security Documents.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

PINEDALE CORRIDOR, LP

By: Pinedale GP, Inc., its general partner

2

By
Title:

3

SCHEDULE 2
MORTGAGED PROPERTY DOCUMENTS

1.
Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of December 20, 2012, from the Company in favor of KeyBank, as Agent for the benefit of the Original Lenders, whereby the Company grants liens on and security interests in and to the Mortgaged Properties, together with UCC-1 Financing Statements constituent thereto.

2.
Assignment of Lease and Guaranty, dated as of December 20, 2012, from the company in favor of KeyBank, as Agent for the benefit of the Original Lenders, pursuant to which the Company grants to the Agent a security interest in the interest of the Company as lessor with respect to the Ultra Lease and the Ultra Lease Guaranty.

3.	First Amendment to Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of June 19, 2013 to be effective as of December 20, 2012.

4.	Second Amendment to Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of December 31, 2015.

5.
Assignment of Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing; Pledge and Security Agreement and All Other Security Documents, dated as of March 30, 2016, by KeyBank, as the former administrative agent under the Original Credit Agreement, to CORR, as the new administrative agent under the Original Credit Agreement.

6.
Assignment of Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing; Subordination, Nondisturbance and Attornment Agreement; and Other Security Documents, dated as of December 29, 2017, by CORR, as the former administrative agent under the Original Credit Agreement, to the Collateral Agent.

7.
Third Amendment to Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing; First Amendment to Assignment of Lease and Guaranty; and Amendments to Other Security Documents, dated as of December 29, 2017, by and among the Company, CORR and the Collateral Agent.

SCHEDULE 2
(to Note Purchase Agreement)

SCHEDULE 3
MORTGAGED PROPERTIES

The Nerd Farm Easement, the Jenson Easements and the BLM Easements (as such terms are defined in the Purchase Agreement), together with the fixtures and personal property located therein or thereon, and all real, personal (tangible and intangible) or mixed property comprising the Liquids Gathering System and the Personal Property (as such terms are defined in the Purchase Agreement).

SCHEDULE 3
(to Note Purchase Agreement)

SCHEDULE 5.7
LITIGATION
None

SCHEDULE 5.7
(to Note Purchase Agreement)

SCHEDULE 5.10
TAX AUDITS

None

SCHEDULE 5.10
(to Note Purchase Agreement)

SCHEDULE 5.13
DEPOSIT ACCOUNTS

Name on Account	Account #	Type of Account	Name and Address of Depository Bank
Pinedale Corridor, LP	XXXXXXXXXX	Operating Account	Regions Bank 8182 Maryland Ave, Clayton, MO 63105

SCHEDULE 5.13
(to Note Purchase Agreement)

SCHEDULE 5.15
TRANSACTIONS WITH AFFILIATES

None

SCHEDULE 5.15
(to Note Purchase Agreement)

SCHEDULE 5.20(f)
UNRESOLVED REAL ESTATE CLAIMS OR DISPUTES

None

SCHEDULE 5.20(f)
(to Note Purchase Agreement)

SCHEDULE 5.20(g)
MATERIAL REAL ESTATE AGREEMENTS

None

SCHEDULE 5.20(g)
(to Note Purchase Agreement)

SCHEDULE 5.22
BROKERS

None

SCHEDULE 5.22
(to Note Purchase Agreement)

SCHEDULE 5.29

EXISTING INDEBTEDNESS

Indebtedness outstanding under the Original Credit Agreement.

SCHEDULE 5.29
(to Note Purchase Agreement)

SCHEDULE 9.4

Compliance Certificate

To:	PGIM, Inc. and each Purchaser under the Note Purchase Agreement (defined below)

Re:    Compliance Certificate dated ____, 20__

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Term Credit Agreement and Note Purchase Agreement (the “Note Purchase Agreement), dated as of December 29, 2017, among Pinedale Corridor, LP (“Borrower”) and certain Purchasers party thereto. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Note Purchase Agreement unless specifically defined herein.

Pursuant to Section 9.4(c) of the Note Purchase Agreement, the undersigned hereby certifies that:

1.The financial information of the Company furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP [(other than the inclusion of footnotes)] and fairly presents in all material respects the financial condition of the Company and its Subsidiaries [(subject to year-end adjustments)].

2.Such officer has reviewed the terms of the Note Purchase Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements delivered pursuant to Section 9.4 of the Note Purchase Agreement.

3.Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed, if any, on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action the Company has taken, are taking, or propose to take with respect thereto. Subject to any notice and cure rights that may be applicable, without limiting the generality of the foregoing,

SCHEDULE 9.4
(to Note Purchase Agreement)

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this __ day of ____, 20__.

Name:
Title:

SCHEDULE 9.4
(to Note Purchase Agreement)

PURCHASER SCHEDULE
Pinedale Corridor, LP
6.50% Senior Secured Notes, Series A, due 2022

		Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)
	PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST	5,465,000.00	5,465,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank Of New York Mellon New York, NY ABA No.: XXXXXXXXX
Account Name: PAR U Hartford Life & Annuity Comfort Trust Account No.: XXXXXXXXXX

Each such wire transfer shall set forth the name of the Company, a reference to "6.50% Senior Secured Notes due December 28, 2022, Security No. INVXXXXX, [PPN]" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

PAR U Hartford Life & Annuity Comfort Trust
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas
and for all notices relating solely to scheduled principal and interest payments to:

PAR U Hartford Life & Annuity Comfort Trust
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager

(b) Send copy by email to:

William Bulmer william.bulmer@prudential.com (214) 720-6204

and

Private.Disbursements@Prudential. com

(4)	Tax Identification No.: XX-XXXXXXX

SCHEDULE 9.4
(to Note Purchase Agreement)

		Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	PRUCO LIFE INSURANCE COMPANY	4,900,000.00	4,900,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA New York, NY ABA No.: XXXXXXXXX
Account Name: PRUCO Life Insurance Company Account No.: XXXXXX

Each such wire transfer shall set forth the name of the Company, a reference to "6.50% Senior Secured Notes due December 28, 2022, Security No. INVXXXXX, [PPN]" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Pruco Life Insurance Company
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas
and for all notices relating solely to scheduled principal and interest payments to:

Pruco Life Insurance Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager

(b) Send copy by email to:

William Bulmer william.bulmer@prudential.com (214) 720-6204

and

Private.Disbursements@Prudential. com

(4)	Tax Identification No.: XX-XXXXXXX

PURCHASER SCHEDULE
(to Note Purchase Agreement)

		Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY	11,170,000.00	11,170,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA New York, NY ABA No.: XXXXXXXXX
Account Name: Prudential Arizona Reinsurance Universal - Private Account No.: XXXXXX

Each such wire transfer shall set forth the name of the Company, a reference to "6.50% Senior Secured Notes due December 28, 2022, Security No. INVXXXXX, [PPN]" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Arizona Reinsurance Universal Company
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas
and for all notices relating solely to scheduled principal and interest payments to:

Prudential Arizona Reinsurance Universal Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager

(b) Send copy by email to:

William Bulmer william.bulmer@prudential. com (214) 720-6204

and

Private.Disbursements@Prudential. com

(4)	Tax Identification No.: XX-XXXXXXX

PURCHASER SCHEDULE
(to Note Purchase Agreement)

		Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY	14,465,000.00	14,465,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA New York, NY ABA No.: XXXXXXXXX
Account Name: Prudential Legacy Ins Co of NJ Account No.: XXXXXX

Each such wire transfer shall set forth the name of the Company, a reference to "6.50% Senior Secured Notes due December 28, 2022, Security No. INVXXXXX, [PPN]" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Legacy Insurance Company of New Jersey
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas
and for all notices relating solely to scheduled principal and interest payments to:

Prudential Legacy Insurance Company of New Jersey
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim .Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager

(b) Send copy by email to:

William Bulmer william.bulmer@ prudential.com (214) 720-6204

and

Private.Disbursements@Prudential .com

(4)	Tax Identification No.: XX-XXXXXXX

PURCHASER SCHEDULE
(to Note Purchase Agreement)

		Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	5,000,000.00	5,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA New York, NY ABA No.: XXXXXXXXX
Account Name: Hartford Financial Single Client SA Account No.: XXXXXX

Each such wire transfer shall set forth the name of the Company, a reference to "6.50% Senior Secured Notes due December 28, 2022, Security No. INVXXXXX, [PPN]" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas
and for all notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager

(b) Send copy by email to:

William Bulmer william.bulmer@prudential.com (214) 720-6204

and

Private.Disbursements@ Prudential.com

(4)	Tax Identification No.: XX-XXXXXXX

PURCHASER SCHEDULE
(to Note Purchase Agreement)